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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bruker Corporation
(Name of Registrant as Specified In Its Charter)

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BRUKER CORPORATION
40 Manning Road
Billerica, MA 01821
(978) 663-3660

Dear Stockholder:

        On behalf of the board of directors and management of Bruker Corporation, I would like to invite you to attend our Annual Meeting of Stockholders to be held on Friday, May 14, 2010 at 9:00 a.m., Local Time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts.

        The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, and Proxy Card, accompany this letter. The Company's Annual Report to Stockholders is also enclosed for your information.

        All Stockholders are invited to attend the Meeting. To ensure your representation at the Meeting, however, you are urged to vote by proxy by completing, dating and returning the enclosed Proxy Card. A postage-paid envelope is enclosed for that purpose. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the Stockholders is important.

        I look forward to your participation and thank you for your continued support.

Sincerely,

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

BRUKER CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of the Stockholders of Bruker Corporation will be held on May 14, 2010, at 9:00 a.m., Local Time, at the offices of Nixon Peabody LLP, 100 Summer Street, Boston, Massachusetts, for the following purposes:

1.
To elect the four Class I nominees for director named in the accompanying proxy statement to hold office until the 2013 Annual Meeting of Stockholders.

2.
To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010.

3.
To approve the Bruker Corporation 2010 Incentive Compensation Plan, as described in the accompanying proxy statement.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The board of directors has fixed the close of business on March 31, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By order of the board of directors

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

Billerica, Massachusetts
April 14, 2010

        All stockholders are invited to attend the meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by the internet, or by completing, dating and returning the enclosed Proxy Card in the enclosed postage-paid envelope. Your shares cannot be voted unless you vote by telephone or internet, date, sign and return the enclosed Proxy Card, or attend the meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a proxy issued in your name from the record holder.

**************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2010:

This Proxy Statement and the accompanying Annual Report are available via the Internet at: http://ir.bruker.com

 BRUKER CORPORATION
PROXY STATEMENT

        This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the board of directors of Bruker Corporation (the "Company") for use at the 2010 Annual Meeting of Stockholders (the "2010 Annual Meeting") to be held on May 14, 2010, at the time and place set forth in the notice of the meeting and at any adjournments thereof. The approximate date on which this proxy statement and form of proxy are first being sent to stockholders is April 14, 2010.

        If the enclosed Proxy Card is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of such matter. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

        The holders of a majority in interest of all of the Company's common stock, par value $.01 per share ("Common Stock") issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the 2010 Annual Meeting in order to constitute a quorum for the transaction of business. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The four candidates for election as directors at the 2010 Annual Meeting who receive the highest number of affirmative votes will be elected.

        Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted for purposes of determining whether stockholder approval of any particular matter has been obtained.

        The Company will bear the cost of the solicitation. Although it is expected that the solicitation will be primarily by mail, regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

        The Company's 2009 Annual Report, including the Company's audited financial statements for the fiscal year ended December 31, 2009, is being mailed to shareholders concurrently with this proxy statement.

        The Company's principal executive offices are located at 40 Manning Road, Billerica, Massachusetts 01821, and our telephone number is (978) 663-3660.

RECORD DATE AND VOTING SECURITIES

        Only stockholders of record at the close of business on March 31, 2010 are entitled to notice of and to vote at the meeting. On March 31, 2010, the Company had outstanding and entitled to vote 164,660,194 shares of Common Stock. Each outstanding share of Common Stock entitles the record holder to one vote. Broadridge Financial Solutions, Inc. will tabulate all votes that are received prior to the date of the Annual Meeting. The inspector of elections, who will be one of our employees or one of our attorneys, will receive Broadridge's tabulation, tabulate all other votes, and certify the voting results.

 CORPORATE INFORMATION

        Bruker Corporation was incorporated in Massachusetts as Bruker Federal Systems Corporation. In February 2000, we reincorporated in Delaware as Bruker Daltonics Inc. In July 2003, we merged with Bruker AXS Inc., and we were the surviving corporation in that merger. In connection with that merger, we changed our name to Bruker BioSciences Corporation and formed two operating subsidiaries, Bruker Daltonics and Bruker AXS, into which we transferred substantially all of their respective assets and liabilities, except cash. In July 2006, we acquired Bruker Optics Inc., also a company under common control. In February 2008, we acquired the Bruker BioSpin group of companies, which we sometimes refer to as the Bruker BioSpin Group, also a group of companies under common control. In connection with the Bruker BioSpin acquisition, we changed our name to Bruker Corporation. Our five principal operating divisions are Bruker AXS, Bruker BioSpin, Bruker Daltonics, Bruker Optics, and Bruker Energy & Supercon Technologies, or BEST. Unless otherwise indicated, the financial information presented herein gives effect to the Bruker Optics and Bruker BioSpin acquisitions and, in accordance with generally accepted accounting principles in the United States, is presented as if Bruker Optics and Bruker BioSpin had been a part of Bruker Corporation for all periods described.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The first proposal on the agenda for the 2010 Annual Meeting is the election of Wolf-Dieter Emmerich, Brenda J. Furlong, Frank H. Laukien and Richard A. Packer to serve as Class I directors for a three-year term beginning at the 2010 Annual Meeting and ending at our 2013 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. The Company's Certificate of Incorporation, as amended, provides that the board of directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year for a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the board of directors, each class consisting, as nearly as possible, of one-third the total number of directors. There are currently twelve members of our board of directors, consisting of four Class I directors, four Class II directors and four Class III directors. Additionally, there is one vacancy on our board of directors following the resignation of Collin J. D'Silva, who served as a Class II director until his resignation on March 31, 2010 to become the president of the Chemical Analysis Division of Bruker Daltonics, effective April 1, 2010.

        At the 2010 Annual Meeting, four nominees will be elected as Class I directors to serve for a term expiring at the 2013 Annual Meeting of Stockholders. The directors in each of Class II and Class III are serving terms expiring at the Company's Annual Meeting of Stockholders in 2011 and 2012, respectively.

        All of the nominees for Class I director, Wolf-Dieter Emmerich, Brenda J. Furlong, Frank H. Laukien and Richard A. Packer, are currently Class I directors. All nominees were approved by our board of directors, including a majority of our independent directors.

        Unless marked otherwise, proxies received will be voted FOR the election of each of the four nominees specified below. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the 2010 Annual Meeting, the proxies may be voted either (1) for a substitute nominee who shall be designated by the present board of directors to fill such vacancy or (2) for the other nominees only, leaving a vacancy. Alternatively, the size of the board of directors may be reduced so that there is no vacancy. The board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

Certain Information Regarding Directors and Nominees

        The biographies of each of the nominees and continuing directors below contain information regarding each person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director of the Company in 2010.

Nominees For Election For a Three-Year Term Expiring at The 2013 Annual Meeting

Wolf-Dieter Emmerich, Ph.D.	Age 70	Director Since 2007

Dr. Emmerich currently serves as a consultant to Erich Netzsch Holding, the parent company of Netzsch Instruments, a developer and manufacturer of high-precision instruments for thermal analysis and thermophysical properties measurement headquartered in Selb, Germany. Netzsch's products are employed in research and quality control in a range of industrial applications. Dr. Emmerich joined Netzsch Instruments Ltd. in 1970. Dr. Emmerich assumed worldwide responsibility for the Analyzing and Testing business unit in 1980 and was appointed to serve on the Executive Board of the Netzsch Group in 1995. He served the Netzsch Group in a variety of capacities until his retirement in 2005. Dr. Emmerich is also currently serving as a director of Bruker Energy & Supercon Technologies, a wholly-owned subsidiary of the Company. Dr. Emmerich currently serves as Chairman of the Advisory Board of the ANALYTICA International Trade Fair, a leading European trade show for companies involved in the analysis, laboratory-technology and life-science sectors, and on the board of the Bayreuth University Society. Dr. Emmerich holds a Physicist degree and a Ph.D. in physics from the University of Erlangen-Nuremberg. Dr. Emmerich brings scientific and technical expertise to the board, as well as extensive international business and management experience in the life-science and analytical tools industries.
Brenda J. Furlong	Age 62	Director Since 2007

From July 2003 to August 2006, Ms. Furlong served as Managing Director and Head of Fixed Income of Columbia Management Group, the primary investment management division of Bank of America Corporation. Prior to joining Columbia Management, Ms. Furlong was with The Hartford Financial Services Group, where she served as Chief Investment Officer and was President of Hartford Investment Management Company from October 1999 to November 2001, and also served as Senior Vice President—Capital Planning & Development from November 1996 to September 1999. From 1979 to December 1995, Ms. Furlong was with ITT Sheraton Corporation, where, from May 1988 to December 1995, she served as Vice President and Treasurer. Ms. Furlong is also currently serving as a director of Bruker Energy & Supercon Technologies, a wholly-owned subsidiary of the Company. Ms. Furlong has been a member of the Board of Trustees of the Perkins School for the Blind in Watertown, Massachusetts since 2002. Ms. Furlong holds an M.B.A. from Northeastern University, an M.A. in international studies from American University and a B.A. in political science and sociology from Whittier College. Ms. Furlong brings to the board extensive experience in corporate finance, financial analysis and strategic planning.

Frank H. Laukien, Ph.D.	Age 50	Director Since 1991

Dr. Frank H. Laukien has been the Chairman, President and Chief Executive Officer of the Company since the inception of its predecessor company in February 1991. Dr. Frank Laukien also serves as a director of various subsidiaries of the Company. Until February 2010, Frank Laukien also served as Co-Chief Executive Officer of the Bruker BioSpin companies. Dr. Frank Laukien is the brother of Joerg C. Laukien, a director of the Company and an executive officer of Bruker BioSpin, and half-brother of Dirk D. Laukien, a director of the Company and a former executive officer of the Company and various subsidiaries. Dr. Frank Laukien holds a B.S. degree from the Massachusetts Institute of Technology, as well as a Ph.D. in chemical physics from Harvard University. Dr. Frank Laukien became a member of the Dean's Advisory Council of the MIT School of Science in October 2008. Since 2006, Dr. Frank Laukien has served as a trustee of the Rivers School. Dr. Frank Laukien is the Company's largest shareholder and has a long history of leading the growth of the Company. He brings to the board an in-depth knowledge of all aspects of the Company's operations, with extensive executive experience in organizational management, strategic planning, finance and global business development. Dr. Frank Laukien also has the scientific and technical background required for a complete understanding of the Company's key technologies and industry dynamics.
Richard A. Packer	Age 52	Director Since 2007

Since November 1999, Mr. Packer has been the Chairman and Chief Executive Officer of ZOLL Medical Corporation, a publicly-traded manufacturer of resuscitation devices and related software solutions. From 1996 until his appointment to Chairman and Chief Executive Officer in 1999, Mr. Packer served as ZOLL's President, Chief Operating Officer and Director. From 1992 to 1996, he served as Vice President of Operations of ZOLL and also served as Chief Financial Officer and Head of North American Sales of ZOLL from 1995 to 1996. Prior to joining ZOLL, Mr. Packer served for five years as Vice President of various functions for Whistler Corporation, a consumer electronics company. Before joining Whistler in 1987, Mr. Packer was a manager with the consulting firm of PRTM/KPMG, specializing in operations of high technology companies. Mr. Packer is the past Chairperson of MassMEDIC, the industry council for Medical Devices in Massachusetts. He currently serves as a board member of the Massachusetts Medical Device Development Center, a University of Massachusetts initiative to incubate medical device companies. Mr. Packer holds an M.B.A. from the Harvard Business School, as well as B.S. and M. Eng. degrees from Rensselaer Polytechnic Institute. Mr. Packer has extensive financial, operations and management experience in the medical devices industry. He also brings to the board significant experience in corporate governance, strategic planning and public company compensation matters.

Directors Continuing in Office Until The 2011 Annual Meeting
Stephen W. Fesik, Ph.D.	Age 56	Director Since 2008

Dr. Fesik is currently a Professor in the Department of Biochemistry at Vanderbilt University School of Medicine. He is also a member of the Vanderbilt—Ingram Cancer Center, the Institute of Chemical Biology and the Center for Structural Biology. Prior to joining the Vanderbilt faculty in April 2009, Dr. Fesik was the Divisional Vice President of Cancer Research of Abbott Laboratories, a global, broad-based health care company. Dr. Fesik joined Abbott Laboratories in 1983 and served in various research and scientific capacities. From 2003 to 2006, Dr. Fesik served as a member of the Scientific Advisory Board of the Bruker BioSpin Group. In 2003 he was awarded a lifetime achievement award in nuclear magnetic resonance by the Eastern Analytical Society and also was named a Distinguished Research Fellow of Abbott Laboratories' Volwiler Society. Dr. Fesik has received numerous awards for his scientific research and scholarship and currently serves on a number of research and scientific advisory boards. Prior to joining Abbott Laboratories, from 1981 to 1983, Dr. Fesik was a postdoctoral associate at Yale University's Department of Molecular Biophysics and Biochemistry. Dr. Fesik holds a Ph.D. in Medicinal Chemistry from the University of Connecticut. Dr. Fesik brings both scientific and executive expertise to the board, with extensive research and advisory experience across multiple sectors, including various corporate, academic and institute laboratories.
Dirk D. Laukien, Ph.D.	Age 46	Director Since 2008

Dr. Dirk Laukien is a Senior Scientific Fellow of the Company. Prior to February 1, 2010, Dr. Dirk Laukien also served as Co-Chief Executive Officer of the worldwide Bruker BioSpin group of companies. Additionally, until November 11, 2009, he served as a Senior Vice President of the Company, President and Chief Executive Officer of Bruker Optics, co-President of Bruker BioSpin Corporation and as a director of various Company subsidiaries. Prior to our acquisition of Bruker Optics in July 2006, he served as President of Bruker Optics Inc. Dr. Dirk Laukien is the half brother of Dr. Frank Laukien, a director of the Company as well as the Company's President and CEO, and Joerg Laukien, a director of the Company and executive officer of Bruker BioSpin. Dr. Dirk Laukien received his B.A. in Physics from Brandeis University and a Ph.D. in Physics from Tufts University. Dr. Dirk Laukien brings both extensive scientific and executive experience to the board, with strong management skills and knowledge of the Company's key technologies and markets.
Richard M. Stein	Age 58	Director Since 2000

Mr. Stein has served as the Company's secretary since 2000. Mr. Stein has been a partner with Nixon Peabody LLP, a law firm, or a predecessor entity, Hutchins, Wheeler & Dittmar, since January 1993. Mr. Stein holds a B.A. degree from Brandeis University and a J.D. from Boston College Law School. He has extensive experience in corporate and securities laws and corporate governance matters.
Bernhard Wangler	Age 59	Director Since 2000

Mr. Wangler has been a German tax consultant and principal partner with Kanzlei Wangler in Karlsruhe, Germany since July 1983. He has been a Certified Public Accountant in Germany since 1984. Mr. Wangler holds a Master of Economics and Commerce degree and an M.B.A. from the University of Mannheim, Germany. Mr. Wangler has extensive experience in strategic planning and international tax and finance matters.

Directors Continuing In Office Until The 2012 Annual Meeting
Tony W. Keller, Ph.D.	Age 73	Director Since 2008

Dr. Keller currently serves as chairman of the board of Bruker BioSpin AG, president of the board of BioSpin Invest AG, and as a director of Bruker Energy & Supercon Technologies. In addition, Dr. Keller was named honorary chairman of the Bruker BioSpin Group in April 2010, following his retirement from employment on March 31, 2010. From February 2008 through March 2010, Dr. Keller served as Executive Chairman of the Bruker BioSpin Group. Prior to 2008, Dr. Keller was co-CEO of the Bruker BioSpin Group and served in that capacity for more than five years. Dr. Keller also served as a Managing Director of Bruker BioSpin GmbH until his retirement effective December 31, 2007. Dr. Keller joined the Bruker BioSpin Group in 1964 with the establishment of Spectrospin AG by the late Dr. Günther Laukien, and has served the Bruker BioSpin Group in a variety of capacities since that time. Dr. Keller holds honorary doctorates from the Technical University of Berlin and from the University of Queensland. Dr. Keller brings extensive management and executive experience within the Company to the board, as well as deep knowledge of the Company's international operations.
Richard D. Kniss	Age 69	Director Since 2003

Mr. Kniss joined the Company's board of directors in July 2003 in connection with the merger of Bruker Daltonics and Bruker AXS, having served on the Bruker AXS board of directors since June 2001. Mr. Kniss was Senior Vice President and General Manager for Agilent Technologies, Chemical Analysis Group, a producer of gas and liquid chromatographs, mass spectrometers and spectrophotometers, from August 1999 until March 2001. Prior to the spin-off of Agilent from the Hewlett Packard Company, from 1995 to 1999, Mr. Kniss was Vice President and General Manager of the Chemical Analysis Group for Hewlett Packard. From 2004 to 2008, Mr. Kniss served as chairman of the board of directors of AviaraDx, Inc. (formerly Arcturus Bioscience, Inc.), a life-science tools company acquired by Paris-based BioMerieux. Mr. Kniss holds a B.S. from Brown University and an M.B.A. from Stanford University. Mr. Kniss has a strong executive background in the life sciences and analytical instruments industries, as well as experience in corporate governance and public company executive compensation matters.
Joerg C. Laukien	Age 56	Director Since 2005

Mr. Joerg Laukien is the Chief Operating Officer of the Bruker BioSpin companies. Joerg Laukien has been a director and President of Bruker BioSpin MRI, Inc. in Billerica, Massachusetts since 1997, President of Bruker BioSpin MRI GmbH in Ettlingen, Germany since 1998 and President of Bruker Elektronik GmbH in Rheinstetten, Germany since 1991. Joerg Laukien currently serves as a director of each of Bruker BioSpin Corporation and Bruker Energy & Supercon Technologies and a director of Bruker BioSpin s.r.l. in Italy. Joerg Laukien is the brother of Dr. Frank Laukien, the Chairman, President and Chief Executive Officer of the Company and the half-brother of Dr. Dirk Laukien, a director of the Company. Mr. Laukien holds a B.A. from the Verwaltungs- und Wirtschafts-Akademie in Karlsruhe, Germany. Mr. Laukien brings extensive executive experience within the Company to the board, as well as experience in international operations and strategic planning.

William A. Linton	Age 62	Director Since 2000

Dr. Linton serves as the lead director of our board of directors. He was appointed lead director in March 2004 by the independent members of the board of directors. As lead director, Dr. Linton performs the usual responsibilities of a lead director including acting as a liaison between management and the board of directors. Dr. Linton has served as the Chairman and Chief Executive Officer of Promega Corporation, a life science supply company, in Madison, Wisconsin since 1978. Dr. Linton received a B.S. degree from University of California, Berkeley in 1970 and an honorary Ph.D. from Hannam University (Korea) in 2004. Dr. Linton has been a Director of the Wisconsin Technology Council since 2001 and serves as a director of ALSSA (Analytical & Life Science Systems Association), an industry association. Dr. Linton brings to the board extensive executive, international operations management, and technical expertise in the life sciences industry, as well as significant experience in strategic planning, corporate governance, and public company executive compensation matters.

BOARD LEADERSHIP STRUCTURE

        Under our bylaws, the chairman of the Company's board of directors has the power to preside at all meetings of the Board. Dr. Frank Laukien, our Chief Executive Officer and President, serves as the Chairman of our board of directors and has done so throughout the time we have been a public company. Although the board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, the board does not have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer. Our board of directors believes that it should have the flexibility to make these determinations at any given point in time in the way that it considers best to provide appropriate leadership for the Company at that time.

        The Chief Executive Officer is appointed by our board to manage the Company's daily affairs and operations. Dr. Frank Laukien's extensive industry knowledge and long history of direct involvement in the Company's operations make him best suited to serve as Chairman in order to (i) lead the board in productive discussions on important matters affecting the Company; (ii) create a firm link between management and the board and promote the development and implementation of corporate strategy; (iii) determine necessary and appropriate agenda items for meetings of the board with input from the independent lead director and board committee chairpersons; and (iv) determine and manage the amount of time and information devoted to discussion and analysis of agenda items and other matters that may come before the board. Additionally, his significant equity ownership, at over 23% of the outstanding shares of the Company's common stock, means that he has a close and direct alignment of interests with the interests of our other shareholders.

        While we believe that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of the Company and its shareholders at this time, our board structure also fosters strong oversight by independent directors. Since 2004, an independent lead director has been appointed by the independent directors to ensure an independent leadership contact. The lead director's responsibilities include: (i) consulting with the Chairman regarding agenda items for board meetings; (ii) chairing executive sessions of the independent directors; (iii) calling executive sessions of the independent directors of the board and advising the Chairman and Chief Executive Officer of actions or deliberations at such sessions; (iv) acting as a liaison between the independent directors and the full board, as necessary; and (iv) establishing, in consultation with the Chairman and Chief Executive Officer and any appropriate board committees, procedures to govern the board's work, ensuring that the board of directors is appropriately approving strategy and supervising management's progress. Mr. William Linton has served in the role of lead director since the position was established in 2004. The Chairman and Chief Executive Officer consults periodically with the lead director on governance matters and on issues facing the Company. In addition, the lead director serves as the principal liaison between the Chairman and the independent directors and presides at executive sessions of independent directors at each regularly scheduled in-person board meeting. The board of directors believes that this approach appropriately and effectively complements the Company's combined Chairman and Chief Executive Officer.

BOARD MEETINGS, COMMITTEES AND COMPENSATION

        Throughout 2009, our board of directors included thirteen members, seven of whom were independent directors. Effective March 31, 2010, Collin J. D'Silva, who had served as an independent director of the Company since 2000, resigned from his position as a Class II director in order to join the Company as President of the newly-formed Chemical Analysis Division of our Bruker Daltonics operating division. As a result of Mr. D'Silva's departure from the board, there are currently twelve members of our board of directors. Six of the current members of the board of directors, namely Wolf-Dieter Emmerich, Stephen W. Fesik, Brenda J. Furlong, Richard D. Kniss, William A. Linton, and Richard A. Packer, meet the independence requirements of the NASDAQ Stock Market LLC, or NASDAQ, listing standards.

        Since Mr. D'Silva's resignation, and until the vacancy created by Mr. D'Silva's departure is filled, our board of directors has not been comprised of a majority of independent directors, as required by NASDAQ. Additionally, as described below under "Audit Committee", Mr. D'Silva resigned from the Audit Committee of our board of directors in March 2010, leaving a vacancy on the Audit Committee. Our board of directors is actively engaged in the process of finding a qualified independent director to fill the openings in our group of Class II directors and on our Audit Committee, and we intend to regain compliance with both the majority independence and audit committee composition requirements within the cure period provided by NASDAQ.

        During fiscal year 2009, the board of directors of the Company held seven meetings. Each director attended at least 75 percent of the total number of meetings of the board of directors and board committees of which he or she was a member in 2009. It is the policy of our board of directors that at least two directors, including at least one independent director, attend our Annual Meeting, either in person or by telephonic conference. Three directors attended our 2009 Annual Meeting. As described below, the board of directors has an Audit Committee and a Compensation Committee. The board of directors does not have a Nominating Committee.

        Audit Committee.    The Audit Committee of the board of directors is currently comprised of Brenda J. Furlong and Richard A. Packer, each of whom satisfy the applicable independence requirements of the rules and regulations of the SEC and NASDAQ. Under these rules, we are required to have an Audit Committee consisting of at least three independent members. Throughout 2009 and until his resignation from the Audit Committee, which was effective March 9, 2010, Collin J. D'Silva served as the third independent member of the Audit Committee. Since Mr. D'Silva's resignation, we have not been in compliance with NASDAQ listing standards relating to audit committee composition requirements. As noted above, our Audit Committee and board of directors is actively engaged in the process of finding a qualified director to fill the vacancy on the Audit Committee. We intend to regain compliance with the audit committee composition requirements no later than September 7, 2010, which is the date on which the 180-day cure period provided by NASDAQ expires. At that time we also expect to be in compliance with the majority independence requirement. The Audit Committee met seven times during the 2009 fiscal year. Ms. Furlong, Chair of the Audit Committee, qualifies as an audit committee financial expert pursuant to applicable SEC rules and regulations.

        The Audit Committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries. The Audit Committee works extensively with the independent auditors, pre-approves all audit and non-audit services provided to the Company by its independent auditors, reviews the performance of the independent auditors and replaces or terminates the independent auditors when circumstances warrant. The Audit Committee is also charged with establishing and monitoring procedures for (i) the receipt, retention or treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential submission by the Company's employees of concerns regarding questionable accounting or auditing matters. None of the members of the Audit Committee has participated in the preparation of any financial statements of the Company at any time during the last three fiscal years. The Audit Committee's charter is available on the Company's website at http://ir.bruker.com under the "Corporate Governance" section.

        Compensation Committee.    The Compensation Committee, which is comprised of Wolf-Dieter Emmerich, Stephen W. Fesik and Richard D. Kniss, all of whom meet the independence requirements of the NASDAQ Listing Rules, met three times during the 2009 fiscal year. Mr. Kniss is the Chairman of the Compensation Committee. The Compensation Committee administers (i) the Company's stock option plan; (ii) determines the chief executive officer's salary, bonus, and equity based compensation; (iii) oversees the executive compensation program for the Company's other executive officers; and (iv) determines such compensation, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors. From time to time, the Company expects that various of its senior executive officers will provide analysis and recommendations to the Compensation Committee on compensation issues, as requested by the Compensation Committee. In particular, the Chief Executive Officer annually evaluates the performance of the Chief Financial Officer and the Chief Operating Officer and makes recommendations to the Compensation Committee regarding the compensation of these executive officers. The Compensation Committee reviews these performance evaluations and recommendations and, if the Committee deems appropriate, adopts the recommendations with little to no change. Our Chief Executive Officer, Chief Financial Officer and the Director of Human Resources may routinely attend meetings of the Compensation Committee to provide information relating to matters the Compensation Committee is considering. The Compensation Committee may, from time to time, meet in executive session without any executive officers present. The Compensation Committee's charter is available on the Company's website at http://ir.bruker.com under the "Corporate Governance" section.

ROLE OF THE BOARD IN RISK OVERSIGHT

        Our board of directors considers general oversight of the Company's risk management efforts to be a responsibility of the entire board. The board's role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, strategic and reputational risks. The full board of directors, or the Audit Committee in the case of financial and compliance risks that are within the oversight of the Audit Committee, receives these reports from members of management to enable the board or the Audit Committee to understand the Company's risk identification, risk management, and risk mitigation strategies. When a report is evaluated at the Audit Committee level, the chairperson of the Audit Committee subsequently reports on the matter to the full board to ensure coordination of the board's risk oversight activities. Our board of directors also believes that risk management is an integral part of our strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

 COMPENSATION OF DIRECTORS

        We pay the non-employee directors of the board a mix of cash and share-based compensation based on the determination of the Compensation Committee. Employee directors, including Dr. Frank Laukien, Dr. Dirk Laukien, Mr. Joerg Laukien and, until his retirement effective March 31, 2010, Dr. Tony Keller, receive compensation only as employees of the Company and receive no additional compensation for service as a director. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board or committees thereof.

Components of Director Compensation

        Cash components for the service of non-employee directors during 2009 were paid according to the following schedule:

Annual Retainer:
Board Service	$26,000
Audit Committee Service	$18,000
Audit Committee Chair	$10,000
Compensation Committee Service	$8,000
Compensation Committee Chair	$5,000
Attendance Fees per Board meeting:	$1,500

        In addition to the cash component, share-based awards are made annually to non-employee directors as a component of their compensation. On January 7, 2009, the Company granted each non-employee director, other than Mr. Richard Stein, an annual equity award consisting of an option to purchase 6,000 shares of common stock. The 2009 option grants vest ratably in annual installments over three years on the anniversary of the grant date, beginning on January 7, 2010. On January 5, 2010, annual equity awards were granted to all non-employee directors other than Mr. Stein. The 2010 grants to non-employee directors again consisted of an option to purchase 6,000 shares of common stock. The 2010 grants vest ratably in annual installments over three years on the anniversary of the grant date, beginning on January 5, 2011.

        In 2009, Dr. Frank Laukien, Mr. Joerg Laukien, Dr. Tony Keller and Ms. Brenda Furlong were elected to the board of directors of Bruker Energy & Supercon Technologies, Inc. ("BEST"), a wholly-owned subsidiary of the Company. As an independent director of BEST, Ms. Furlong is entitled to receive $15,000 as an annual retainer and additional compensation of $15,000 per year for service as chair of the audit committee of the BEST board of directors, payable in four equal quarterly installments per annum. For her service as a BEST director and chair of the audit committee, which began in October 2009, Ms. Furlong received a pro-rated portion of the 2009 annual retainer and audit committee compensation, as well as meeting fees of $1,000 per meeting attended. In October 2009, each BEST director was granted an option to purchase 10,000 shares of BEST common stock. Ms. Furlong also was granted an option to purchase 5,000 shares of BEST common stock as chair of the BEST audit committee. The grants vest ratably in annual installments over three years on the anniversary of the grant date, beginning on October 1, 2010.

        The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended December 31, 2009. The compensation received by Dr. Frank Laukien and Dr. Dirk Laukien, who each served as executive officers of the Company in 2009, is shown in the 2009 Summary Compensation Table on page 29. The compensation paid to each of Mr. Joerg Laukien and Dr. Tony Keller as employees of the Company is described under the heading "Transactions with Related Persons" beginning on page 32 of this proxy statement.

 2009 Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Collin J. D'Silva	$54,500	$15,180	$69,680
Wolf-Dieter Emmerich	$37,833	$15,180	$53,013
Stephen W. Fesik	$43,000	$15,180	$58,180
Brenda J. Furlong(2)	$73,000	$52,980	$125,980
Richard D. Kniss	$42,333	$15,180	$57,513
William A. Linton	$48,000	$15,180	$63,180
Richard Packer	$53,000	$15,180	$68,180
Richard M. Stein	$36,500	$—	$36,500
Bernhard Wangler	$36,500	$15,180	$51,680

(1)
Reported amounts reflect the grant date fair value of stock options granted to each director in 2009, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculations of these amounts may be found in Note 2 to our 2009 audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 12, 2010. The actual amount realized by the director will likely vary based on a number of factors, including our performance, stock price fluctuations and applicable vesting.

As of December 31, 2009, the non-employee directors held the following aggregate unvested restricted stock awards and vested and unvested options to purchase common stock of the Company:

Name	Number of Stock Awards	Number of Vested Options		Number of Unvested Options
Collin J. D'Silva	667	22,230		10,020
Wolf-Dieter Emmerich	—	3,960		11,040
Stephen W. Fesik	—	990		8,010
Brenda J. Furlong	334	1,980		10,020	(3)
Richard D. Kniss	667	27,730		10,020
William A. Linton	667	27,230		10,020
Richard Packer	334	1,980		10,020
Richard M. Stein	—	4,750	(4)	—
Bernhard Wangler	—	32,190		12,060
(2)
Includes cash payments totaling $8,500 and an option award valued at $37,800 for service as a director and audit committee chair of BEST.

(3)
In addition to the options reported in the table included in footnote (1) above, Ms. Furlong holds unvested options to purchase 15,000 shares of BEST common stock, which options vest ratably in annual installments over three years on the anniversary of the grant date, beginning on October 1, 2010.

(4)
In addition to the options reported in the table included in footnote (1) above, in May 2003 in connection with his service as a board member, Mr. Stein was granted an option to purchase 2,500 shares of common stock, which options are fully vested and held by Nixon Peabody LLP.

 DIRECTOR NOMINATIONS

        The Company does not have a nominating committee, based on a board determination that full board participation in the nominations process would foster improved corporate governance. On March 3, 2004, the Company adopted a policy by board resolution governing the nomination of directors, according to which the full board of directors approves all nominees for board membership. In some cases, one or more board members may screen potential nominees before presenting them to the full board for consideration. In all cases, a majority of the Company's independent directors must approve the nominees. The qualifications of recommended candidates will be reviewed by at least a majority of the independent directors of the Company, as well as the full board of directors. Stockholders may recommend director candidates for inclusion by the board of directors in the slate of nominees which the board recommends to stockholders for election as described below.

        The process followed by the board and independent directors to identify and evaluate potential candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by independent directors and the board. The independent directors and the board are authorized to retain advisers and consultants and to compensate them for their services. The independent directors and the board did not retain any such advisers or consultants for this purpose during fiscal year 2009.

        In considering whether to recommend any candidate for inclusion in the board's slate of recommended director nominees, the board and the independent directors apply the criteria which are set forth in a resolution of the board approved and adopted on March 3, 2004.

        These criteria include, but are not limited to, the following:

  •
  experience in aspects of business or technology relevant to the Company's business;

  •
  sufficient time available to devote to the affairs of the Company;

  •
  character and integrity;

  •
  ability to represent the best interests of stockholders as a whole rather than special interest groups;

  •
  willingness to participate actively as a board member; and

  •
  communication, decision-making and interpersonal skills.

        The board and the independent directors may also consider the following for some of the director nominees:

  •
  experience serving as a director of a public company;

  •
  familiarity with corporate governance issues;

  •
  independence, as determined in accordance with SEC rules and regulations and NASDAQ listing standards;

  •
  experience in running a comparable company or division of a comparable company;

  •
  insight into the Company, its strategy, business model, operations, and financials;

  •
  knowledge of industry trends and markets; and

  •
  qualification as an "audit committee financial expert" to serve on the Audit Committee in accordance with SEC and NASDAQ definitions.

        The board and the independent directors do not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Although the Company does not have a specific policy with respect to the nomination of directors by stockholders, the Company will consider nominations made by stockholders. The Company believes that it is not necessary to have a policy for director nominations by stockholders because the board of directors, including the independent directors, is able to effectively locate and evaluate potential candidates for nomination to the board of directors due to the directors' intimate knowledge of the Company and the life science industry. However, stockholders may communicate directly with the board of directors by written communication submitted to Richard M. Stein at the address set forth below under "Stockholder Communications." Mr. Stein shall be primarily responsible for monitoring the communications and providing summaries or copies of such communications to the board of directors as he deems appropriate, and, as described below, will submit communications to the board of directors relating to corporate governance matters and long-term corporate strategy. Stockholders may use this process to suggest potential nominations to the board of directors. Such suggested nominations shall be forwarded to the board of directors and the proposed candidates shall be evaluated using substantially the same process and applying the same criteria as used and applied in evaluating candidates submitted by board members. Nominations must be received by the Company within the timeframe set forth herein under "Time for Submission of Stockholder Proposals."

        At the 2010 Annual Meeting, stockholders will be asked to consider the re-election of Wolf-Dieter Emmerich, Brenda J. Furlong, Frank H. Laukien and Richard A. Packer, all of whom are standing for election following a recommendation for nomination by the full board of directors, including the approval of a majority of the Company's independent directors.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of April 5, 2010 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of our directors, (iii) each named executive officer of the Company, as defined in "Summary of Executive Compensation," and (iv) all directors and executive officers who served as directors or named executive officers as of April 5, 2010 as a group. Unless otherwise noted, the address of each beneficial owner is c/o Bruker Corporation, 40 Manning Road, Billerica, Massachusetts 01821.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Named Executive Officers, Directors and Director Nominees
Frank H. Laukien(2)	38,824,445	23.6%
William J. Knight(3)	228,350	*
Dirk D. Laukien(4)	18,266,147	11.1%
Brian P. Monahan(5)	42,750	*
Joerg C. Laukien(6)	20,490,930	12.4%
Brenda J. Furlong(7)	6,940	*
William A. Linton(8)	55,190	*
Richard M. Stein(9)	10,599	*
Bernhard Wangler(10)	38,190	*
Richard Kniss(11)	54,716	*
Wolf-Dieter Emmerich(12)	7,920	*
Richard A. Packer(13)	9,940	*
Tony W. Keller(14)	33,340	*
Stephen W. Fesik(15)	3,960	*
All executive officers and directors as a group (14 persons)	78,073,417	47.4%

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
5% Beneficial Owners
Isolde Laukien-Kleiner	14,047,769	8.5%
Silberstreifen 8 D-76287 Rheinstetten Germany
FMR LLC(16)	8,255,525	5.0%
82 Devonshire Street Boston, MA 02109

*
Less than one percent

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Includes options to purchase 75,000 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 6,650 shares of restricted common stock.

  Also includes 2,116,309 shares owned by Robyn Laukien as to which Frank Laukien has voting power.

(3)
Includes options to purchase 165,000 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 1,670 shares of restricted common stock.

(4)
Includes 41,293 shares of common stock held by the Dirk D. Laukien Trust for Leah Laukien, dated June 1, 2000 and 200,000 shares of restricted common stock.

(5)
Includes options to purchase 37,750 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof and 1,000 shares of restricted common stock.

(6)
Includes options to purchase 11,000 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(7)
Includes options to purchase 5,940 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof and 334 shares of restricted common stock.

(8)
Includes options to purchase 23,190 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(9)
Includes options to purchase 7,250 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof, of which options to purchase 2,500 shares of common stock are held by Nixon Peabody LLP, the law firm at which Mr. Stein is a partner.

(10)
Includes options to purchase 35,190 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(11)
Includes options to purchase 31,690 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(12)
Includes options to purchase 7,920 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof.

(13)
Includes options to purchase 5,940 shares of common stock that are currently exercisable, or become exercisable, within 60 days of the date hereof and 334 shares of restricted common stock.

(14)
Includes options to purchase 21,575 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(15)
Includes options to purchase 3,960 shares of common stock that are currently exercisable, or become exercisable within 60 days of the date hereof.

(16)
According to a Schedule 13G filed February 16, 2010, the 8,255,525 shares reported by FMR LLC ("FMR") are owned, or may be deemed to be owned, by FMR. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR and an investment advisor, is the beneficial owner of 7,915,435 shares as a result of acting as investment advisor to various investment companies. FMR and Edward C. Johnson 3d, Chairman of FMR, through its control of Fidelity and the Fidelity funds ("Funds") each has sole power to dispose of the 7,915,435 shares owned by the Funds. Neither FMR nor Edward C. Johnson 3d, has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Pyramis Global Advisors Trust Company ("Pyramis"), an indirect wholly owned subsidiary of FMR and a bank, is the beneficial owner of 324,860 shares as a result of serving as an investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of Pyramis, each has sole dispositive power over 324,860 shares and sole power to vote or to direct the voting of 304,510 shares owned by the institutional accounts managed by Pyramis. FIL Limited ("FIL"), an investment advisor and a qualified institution, provides investment advisory and management services to non-U.S. investment companies and institutional investors. Partnerships controlled predominantly by the family of Edward C. Johnson 3d, chairman of FMR and FIL, or trusts for their benefit, own approximately 47% of the voting stock of FIL. As such, FMR's beneficial ownership includes 15,230 shares beneficially owned through FIL.

EXECUTIVE OFFICERS

        Our executive officers are:

Name	Age	Position
Frank H. Laukien, Ph.D.	50	President, CEO and Chairman
William J. Knight	60	Chief Operating Officer
Brian P. Monahan	38	Chief Financial Officer

        Our executive officers are elected by the board of directors and serve until their successors have been duly elected and qualified. Our board of directors has determined that the Company has no other executive officers as of the date of this proxy statement. Until November 2009, in addition to the three currently serving executive officers, Dr. Dirk Laukien served as an executive officer of the Company. Dr. Dirk Laukien stepped down from his management positions at that time to devote more attention to personal interests, but continues to serve the Company as a director and in a part-time role as Senior Scientific Fellow. For biographical information relating to Dr. Frank Laukien, who serves as both an executive officer and a director of the Company, please see "Certain Information Regarding Directors and Nominees" above. Biographical information relating to our non-director executive officers is presented below.

        William J. Knight.    In November 2009, Mr. Knight was appointed Chief Operating Officer of the Company effective February 1, 2010. Prior to assuming his current role, Mr. Knight served as the Chief Financial Officer from October 2004 until February 2010 and as Treasurer from October 2004 to March 2009. Before joining the Company, Mr. Knight served as Chief Financial Officer of Anika Therapeutics, Inc., a provider of therapeutic products, from 2002 to 2004. He also served as Chief Financial Officer of Zycos, Inc., a developer of DNA-based therapeutic products, from 2000 to 2002, and as Chief Financial Officer of NMT Medical, Inc., a provider of cardiovascular and neurological medical devices, from 1998 to 2000. Mr. Knight is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Wisconsin.

        Brian P. Monahan.    In November 2009, Mr. Monahan was appointed Chief Financial Officer of the Company effective February 1, 2010. From March 2009 until assuming his role as Chief Financial Officer, Mr. Monahan served as Chief Accounting Officer and Vice President of Finance. Mr. Monahan joined the Company in April 2004 as Corporate Controller and was appointed Chief Accounting Officer and Vice President of Finance in March 2009. In addition to his corporate responsibilities, Mr. Monahan has served in various financial and operational roles at the Company's Bruker Daltonics division. Before joining the Company, Mr. Monahan served as Manager of Accounting and Financial Reporting at Fisher Scientific International, Inc. from December 2002 through April 2004 and as an audit manager for PricewaterhouseCoopers LLP from July 1999 through December 2002. Mr. Monahan is a Certified Public Accountant and holds a B.S. in Accounting from the University of Massachusetts.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        Our executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee oversees the Company's stock option plan, determines the chief executive officer's salary, bonus, and equity-based compensation, oversees the executive compensation program for our other executive officers, including reviewing and approving the overall values and forms of compensation for the named executive officers listed in the 2009 Summary Compensation Table on page 29 of this proxy statement as well as for other officers of our company, reviews general policy matters relating to compensation and employee benefits and makes recommendations concerning these matters to the board of directors.

Executive Compensation Philosophy

        Our key objectives in structuring and determining executive compensation are to:

  •
  attract and retain qualified executive officers;

  •
  motivate existing officers to perform;

  •
  reward outstanding corporate performance;

  •
  align compensation with Bruker Corporation annual and long-term performance goals;

  •
  enhance our profitability; and

  •
  maximize stockholder value.

        To achieve these objectives, we have embraced a compensation philosophy that seeks to align compensation with our strategic objectives and reward our executive officers for meeting certain performance goals. Executive compensation is based in part on a pay-for-performance philosophy, through annual incentive bonus awards which emphasize both company and individual performance measures that correlate closely with the achievement of our short and long term performance objectives. To motivate our executive officers, we focus on cash compensation in the form of salary and bonus, a portion of which is tied to the individual's performance, and we augment this cash compensation annually with equity grants. In structuring executive compensation, the Compensation Committee focuses on our goal of long-term enhancement of stockholder value through grants of equity incentive awards with extended vesting schedules.

Components of Executive Compensation

        Total compensation is comprised of cash compensation in the form of annual base salary and annual incentive bonus awards, as well as long-term incentive compensation in the form of stock option and restricted stock grants.

        The Compensation Committee considers cash compensation data derived from an independent source, Salary.com's CompAnalyst Executive, for a peer group of publicly-traded companies as one input to the compensation-setting process. Although individual pay is driven largely by individual and corporate performance considerations, the peer group data is used as a "market check" to ensure that individual cash compensation levels remain competitive. We selected companies that we consider to be in same or similar industries, broadly similar in revenues and market capitalization, or similar in growth and performance potential. Our management provides input on the peer group, but the Compensation Committee makes the final determination as to composition. The companies that are included in the peer group are reviewed annually by management and the Compensation Committee and can change from year to year as market conditions warrant. In 2009, the peer group selected by the Compensation Committee for evaluating annual base salary and annual incentive bonus awards included:

Affymetrix Inc.	PerkinElmer, Inc.
Agilent Technologies, Inc.	Sequenom, Inc.
Caliper Life Sciences, Inc.	ThermoFisher Scientific, Inc.
Dionex Corporation	Varian, Inc.
Keithley Instruments Inc.	Waters Corporation
Mettler-Toledo International Inc.

        The following tables compare the Company to the selected peer group for certain key metrics. The Compensation Committee considers these quantitative factors, in addition to certain qualitative factors, in assessing the appropriateness of these companies for compensation comparison purposes.

Market Capitalization as of December 31, 2009
(in billions)

Thermo Fisher Scientific Inc.	$19.5
Agilent Technologies, Inc.	10.8
Waters Corporation	5.8
Mettler-Toledo International Inc.	3.6
PerkinElmer, Inc.	2.4
Bruker Corporation	2.0
Varian, Inc.	1.5
Dionex Corporation	1.3
Affymetrix, Inc.	0.4
Sequenom, Inc.	0.3
Caliper Life Sciences, Inc.	0.1
Keithley Instruments, Inc.	0.1

Revenues for the Most Recently Completed Fiscal Year
(in millions)

Thermo Fisher Scientific Inc.(1)	$10,110
Agilent Technologies, Inc.(2)	4,481
PerkinElmer, Inc.(3)	1,812
Mettler-Toledo International Inc.(1)	1,729
Waters Corporation(1)	1,499
Bruker Corporation(1)	1,115
Varian, Inc.(4)	807
Dionex Corporation(5)	385
Affymetrix, Inc.(1)	327
Caliper Life Sciences, Inc.(1)	130
Keithley Instruments, Inc.(6)	103
Sequenom, Inc.(1)	38

 Growth Rate for the Most Recently Completed Three Year Period

Thermo Fisher Scientific Inc.	39%
Sequenom, Inc.	10
Dionex Corporation	10
Bruker Corporation	9
Caliper Life Sciences, Inc.	7
PerkinElmer, Inc.	6
Waters Corporation	5
Mettler-Toledo International Inc.	3
Varian, Inc.	(1)
Affymetrix, Inc.	(3)
Agilent Technologies, Inc.	(3)
Keithley Instruments, Inc.	(13)

Net Income as a Percentage of Revenues for the
Most Recently Completed Fiscal Year

Waters Corporation(1)	22%
Dionex Corporation(5)	14
Mettler-Toledo International Inc.(1)	10
Thermo Fisher Scientific Inc.(1)	8
Bruker Corporation(1)	7
Varian, Inc.(4)	5
PerkinElmer, Inc.(3)	5
Agilent Technologies, Inc.(2)	(1)
Caliper Life Sciences, Inc.(1)	(6)
Affymetrix, Inc.(1)	(7)
Keithley Instruments, Inc.(6)	(49)
Sequenom, Inc.(1)	(187)

(1)
Revenues and net income for the year ended December 31, 2009.
(2)
Revenues and net income for the year ended October 31, 2009.
(3)
Revenues and net income for the year ended January 3, 2010.
(4)
Revenues and net income for the year ended October 2, 2009.
(5)
Revenues and net income for the year ended June 30, 2009.
(6)
Revenues and net income for the year ended September 30, 2009.

        Consistent with our size and financial performance relative to the peer group, the Compensation Committee typically targets combined salary and target bonus compensation at a level not to exceed the median of the peer group.

        Annual Base Salary.    Base salaries are determined based on a variety of factors, including officers' levels of responsibility, experience and potential, and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies. Base salaries are set at levels that the Compensation Committee believes will allow our Company to attract and retain qualified managers who will enable our company to deliver on its business goals.

        Base salaries are reviewed annually and may be adjusted after considering the various factors described above. The Chief Executive Officer makes base salary recommendations to the Compensation Committee for the Chief Operating Officer and the Chief Financial Officer. When setting the base salaries of these executive officers, the Compensation Committee, while considering the recommendations of the Chief Executive Officer, makes the final determination based on the factors listed above and the executive officer's performance during the previous year. The Compensation Committee also evaluates the performance of and sets the salary for the Chief Executive Officer.

        In 2007, the Compensation Committee reviewed peer group salary information and determined that the salaries of the Company's executive officers were each below the median of their peer group comparables. The Compensation Committee therefore approved management's recommendation to phase in base salary increases over a multi-year period commencing in 2008 to raise, as appropriate, each executive officers' salary component of compensation to a more competitive level relative to the peer group. In December 2008, however, as part of a series of cost-reduction initiatives in a deteriorating global economic environment, certain members of our management team, including each of the current executive officers, voluntarily accepted temporary salary reductions, to be effective for our 2009 fiscal year. In November 2009, Mr. Knight and Mr. Monahan were each awarded base salary increases upon being named to their current positions, in recognition of their increased responsibilities.

        Annual Cash Incentive Awards.    Annual incentive awards in the form of performance-based cash incentive bonuses for the Chief Executive Officer and our other executive officers are based upon management's success in meeting our financial and strategic goals. Typically, specific criteria for these bonuses have been determined based on a combination of qualitative and quantitative measures established each year by the Compensation Committee after consultation with management. The specific individual goals vary for each executive based on their responsibilities and role within our company and may include financial or strategic measures, including, among others, revenue growth, gross profit margin improvement, meeting earnings per share targets, identifying and developing new product and market opportunities and other strategic initiatives. The goals are intended to reward performance which results in our company meeting or exceeding its financial goals. The Compensation Committee also considers the mix of performance goals in order to balance the incentives created to mitigate risks that may be associated with a particular performance goal. In 2009, for example, the executive officers' revenue target goal was combined with both operating margin improvement and EPS goals that emphasized cost reduction as well as top-line performance. Cash incentive bonus awards reflect both the individual's performance compared with his performance goals for the year and the overall performance of our company.

        For 2009, our executive officers' quantitative performance goals and associated cash incentive opportunities were established and evaluated based on a range expressed in the form of a threshold, representing the minimum criteria for earning a bonus payment, and a target, representing the level at which 100% of the target bonus would be earned. The threshold for the quantitative component of 2009 incentive awards was set at 80%, meaning that if an executive officer did not achieve at least 80% of a quantitative performance goal then no incentive bonus would be paid to that executive officer for that performance goal. For qualitative goals, a similar threshold did not apply and bonus awards were based on the executive officer's respective relative performance against each of his individual qualitative goals. The Compensation Committee did not set a maximum amount that could be earned in the event that an executive officer exceeded one or more performance goals. As a result, our executive officers had the potential to receive a bonus award in excess of 100% of the allocated target amount for performance that exceeded any of the qualitative or quantitative goals established by the Compensation Committee.

        Beginning in 2010, cash incentive bonuses will continue to be linked to the achievement of pre-established performance goals but the payment amounts will be calculated under a revised methodology established by the Compensation Committee. Payments for quantitative goals are to be calculated based on percentage achievement of the quantitative target goal, with no threshold. Payments for qualitative goals will be made in a range of 50% to 100%, with 50% of the target amount payable if the Compensation Committee determines that a qualitative goal was partially achieved, 75% of the target amount payable if the Compensation Committee determines that a qualitative goal was substantially achieved and 100% of the target amount payable if the Compensation Committee determines that a qualitative goal was fully achieved. For example, if an executive officer achieves 30% of a 2010 quantitative performance goal then the 2010 cash incentive bonus will include an amount equal to 30% of the target amount allocated to that goal. If the Compensation Committee determines that the executive officer has made substantial progress toward achieving a 2010 qualitative performance goal then the 2010 cash incentive bonus will include an amount equal to 75% of the target amount allocated to that goal. In order to provide additional motivation to the executive officers, and to reward outstanding corporate performance, the Compensation Committee has not set a maximum amount that can be earned in the event that the executive officers exceed their quantitative goals in the performance-based incentive plans. Bonus awards linked to individual qualitative goals, however, are to be limited to 100% of the target bonus amount allocated to each of those goals. The Compensation Committee may, in their discretion, award cash incentive bonuses above the target level in the event an executive officer delivers exceptional performance.

        The Chief Executive Officer is responsible for making recommendations to the Compensation Committee for our company-wide performance goals and the bonus goals and weightings for the Chief Operating Officer and the Chief Financial Officer. The Chief Executive Officer is also responsible for developing and providing a proposal to the Compensation Committee for his own bonus plan and target levels. The Compensation Committee reviews the recommendations of the Chief Executive Officer and determines the final bonus structure and goals for each of these executive officers, including threshold and target bonus levels. After the close of the fiscal year, the Chief Executive Officer provides the Committee with his assessment of the performance of the Chief Operating Officer and the Chief Financial Officer against their respective bonus goals and proposed bonus payout. When determining the bonus payout for the executive officers, the Compensation Committee, while considering the recommendations of the Chief Executive Officer, makes the final determination based on the executive officer's performance, and that of the department which he led during the year relative to the performance-based goals. The determination of the bonus earned is generally made within the first quarter after the end of the fiscal year, allowing time to assess the achievement of the bonus goals. On occasion, additional bonuses in excess of those calculated to have been earned have been given by the Compensation Committee in recognition of exceptional individual performance or contributions to company performance.

        For 2009, quantitative company-wide financial performance goals accounted for 70% of the total cash bonus target level for each of Dr. Frank Laukien, Mr. Knight and Mr. Monahan. Performance goals were tied to the Company's key strategic metrics relating to revenues, operating margins, earnings per share and working capital management. For each of these executive officers, individual qualitative goals accounted for the remaining 30%. Specific 2009 cash incentive targets, performance goals and weightings established by the Compensation Committee to measure and reward the performance of these executive officers were as follows:

2009 Cash Incentive Targets

	Target Level	% of Base Salary	% of Total Potential Cash Compensation
Frank H. Laukien	$550,000	173%	63%
William J. Knight	$140,000	49%	33%
Brian P. Monahan	$100,000	56%	36%

Quantitative Goals:
(70% of Target Bonus Potential)

Fiscal 2009 Company Performance Goal	Weighting	2009 Performance	% of Target
• $1,028 Million Currency-Adjusted Revenue Target	15%	$1,093	106%
• 1.3% Operating Margin Improvement	25%	1.7%	127%
• $0.46 Earnings Per Share, excluding acquisition charges	10%	$0.49	107%
• 6% Reduction of Working Capital Ratio	20%	(2.0)%	—

Individual Qualitative Goals:
(30% of Target Bonus Potential)

	2009 Individual Goals	Weighting
Frank H. Laukien	• Mission Statement & Strategic Initiatives	10%
	• Organizational Development	10%
	• Acquisitions and Cost Reduction	10%
William J. Knight	• Investor Relations	10%
	• Currency Hedging	10%
	• Financial Reporting	10%
Brian P. Monahan	• Accounting Policies	10%
	• Bruker Daltonics Order Bookings	10%
	• Reduction of Bruker Daltonics Tax Rate	10%

        Based on our financial results for 2009, the Company exceeded three of the four quantitative goals, including goals relating to revenue, operating margin improvement and earnings per share. As shown in the tables above under the heading "Quantitative Goals," these three goals together represented 50% of each executive officer's cash incentive bonus potential. However, there was no improvement in the Company's working capital ratio, which accounted for 20% of each executive officer's cash incentive bonus potential. The Compensation Committee determined that the portion of bonus targets linked to the quantitative goals that were exceeded would be included in bonus awards at levels commensurate to our performance relative to each of those goals, but that no payment would be included for the working capital reduction goal that was not achieved at the threshold level. The Compensation Committee approved awards totaling 84% of cash incentive targets linked to quantitative goals to each of Dr. Frank Laukien, Mr. Knight and Mr. Monahan for relative achievement of the combined Company-wide quantitative financial performance goals in 2009. Total cash incentive bonus payments to our executive officers for 2009 also included amounts awarded for achievement of individual qualitative goals. The individual elements and total cash incentive bonuses awarded to each of our named executive officers for 2009 are described more fully below in this Compensation Discussion and Analysis.

        The 2009 bonus plan approved by the Compensation Committee for Dr. Dirk Laukien, who served as an executive officer of the Company until November 2009, was linked to performance of the Company's Bruker Optics and Bruker BioSpin operating segments as he had significant management responsibilities for these segments. His bonus target was set at $200,000, equal to 67% of his 2009 base salary, allocated 40% to Bruker BioSpin quantitative goals and 60% to Bruker Optics quantitative goals. Financial metrics for each of the operating segments included revenue targets, operating ratios, gross margin and working capital ratios. Additionally, the Compensation Committee established specific project-based performance goals for which Dirk Laukien could receive an additional $30,000 bonus incentive award. The Compensation Committee has not yet determined the amount of cash incentive bonus to be awarded to Dirk Laukien for the year ended December 31, 2009.

        Long-Term Incentives.    Equity incentive compensation in the form of stock options and restricted stock is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with us and to enable recipients to develop and maintain a long-term stock ownership position in the common stock, which in turn motivates the recipient to focus on long-term enhancement in stockholder value. Our Amended and Restated 2000 Stock Option Plan, which expired in February 2010, historically has been the vehicle for the granting of stock options and restricted stock. If approved by shareholders at the 2010 Annual Meeting, the Company's 2010 Incentive Compensation Plan will be the vehicle used for future grants of stock options and restricted stock to our executive officers and other employees. Company management evaluates the efficacy of our long-term incentive compensation on an ongoing basis, and may from time to time provide input and recommendations to the Compensation Committee with regard to the optimal form and extent of equity incentives to be granted to employees, including the executive officers.

        While generally granted on an annual basis, all options and restricted stock grants are discretionary and may be granted by the Compensation Committee at any time. Our company has not adopted performance-vesting, meaning that individual vesting is not based upon the achievement of any specific goals or objectives. The Compensation Committee does, however, consider the individual and Company's performance in determining the total and individual equity awards. The Compensation Committee has determined that equity compensation awards to executives and all other employees should be based upon the economic value of the grant award and should be considered part of the overall compensation package in determining award levels. In making specific grants to executives, the Compensation Committee evaluates each executive officer's total equity compensation package. The Compensation Committee generally reviews the option and restricted stock holdings of each of the executive officers as well, including vesting and exercise price and the then current value of such options or restricted stock. We consider long-term equity compensation to be an integral part of a competitive executive compensation package as a way to reinforce the individual's commitment to the Company and an important mechanism to align the interests of management with those of our stockholders. Annual grants are generally made in the first or second quarter of each year. In 2009, the Company awarded stock options to certain of its employees and executive officers as long-term incentive compensation.

Chief Executive Officer 2009 Compensation

        In accordance with our pay-for-performance philosophy and to align the interests of the Chief Executive Officer with our shareholders, over 50% of the Chief Executive Officer's compensation is at risk through short-term and long-term incentive programs. This at-risk component includes the annual cash and long-term equity incentive awards which are within the discretion of the Compensation Committee.

        Annual Base Salary.    Dr. Frank Laukien's base salary, which is subject to annual review and increase by the Compensation Committee, was $318,750 for the year ended December 31, 2009. The 25% salary decrease from the 2008 level of $425,000 reflects a temporary voluntary salary reduction that Dr. Laukien accepted as part of our cost reduction initiatives. For 2010, the Compensation Committee has restored Dr. Laukien's base salary to $425,000. Consistent with our pay-for-performance philosophy, Dr. Laukien's base salary remains below the median salary of Chief Executive Officers of the defined peer group and represents less than half of his potential total cash compensation.

        Annual Cash Incentive Award.    The Compensation Committee set Dr. Laukien's 2009 target bonus at $550,000. As described above, Dr. Laukien was awarded 84% of the 70% of his target bonus attributable to quantitative goals, or $321,548, for 2009 performance. In determining the amount of Dr. Laukien's total bonus award for 2009, the Compensation Committee also evaluated Dr. Laukien's performance against his individual qualitative goals, which represented 30% of his target bonus potential. The Compensation Committee considered Dr. Laukien's achievements in meeting his organizational development and acquisition-related and cost reduction goals, including his success in integrating concepts of profitable growth and shareholder value into our corporate culture, identifying several strategic acquisition opportunities and driving key cost reduction initiatives, and determined that Dr. Laukien should be awarded 100% of his target bonus linked to these goals. The Compensation Committee also considered progress made with respect to development of various strategic initiatives and determined that Dr. Laukien should be awarded 50% of the target bonus associated with that goal. In recognition of his performance relative to these individual qualitative performance goals, the Compensation Committee awarded Dr. Laukien, in aggregate, 83% of the portion of his target cash incentive bonus attributable to qualitative goals, or $137,500. For 2009, including both quantitative and qualitative factors, Dr. Laukien was awarded a total cash incentive bonus of $459,048, equal to approximately 84% of his total target cash incentive bonus.

        Long-Term Incentives.    During 2009, the Compensation Committee did not award options or restricted stock to Dr. Laukien.

Other Named Executive Officer 2009 Compensation

        In December 2008, as part of our cost-reduction initiatives and to help us better manage our employee-related costs in the challenging global economic environment, certain of our executive officers accepted temporary salary reductions, which were effective for our 2009 fiscal year.

William J. Knight, Chief Operating Officer

        Mr. Knight's base salary for 2009 was $288,000, reflecting a voluntary 10% temporary salary reduction from the 2008 base salary level of $320,000. Mr. Knight's base salaries for 2009, 2008 and 2007 were set at levels below the median salaries of Chief Financial Officers of our peer group in order to place greater emphasis on performance-based incentive compensation. In November 2009 Mr. Knight was named Chief Operating Officer, to be effective February 1, 2010. In recognition of the appointment, the Compensation Committee, at the recommendation of the Chief Executive Officer, approved a salary increase for Mr. Knight to $355,000 and an award of options to purchase 50,000 shares of our common stock. For 2010, Mr. Knight's base salary will remain at the current level of $355,000.

        Mr. Knight's 2009 bonus target was set at $140,000, equal to his 2008 bonus target. In maintaining Mr. Knight's 2009 bonus target at the 2008 level, the Compensation Committee considered that for 2008 Mr. Knight had received a 65% increase in his cash incentive target in order to bring his total cash compensation closer to the median cash compensation of Chief Financial Officers in the peer group. In approving Mr. Knight's recommended bonus award for 2009 of $132,349, equal to 95% of his total target cash incentive bonus, the Compensation Committee considered his performance against his individual qualitative goals as well as performance against the quantitative company-wide financial performance goals, as described above. In addition to $81,849 awarded for the 70% portion of his total bonus target linked to the quantitative financial performance goals described above, Mr. Knight's bonus award included $50,500, equal to 120% of the portion of his target cash incentive bonus linked to individual qualitative performance goals. The individual qualitative component was recommended to recognize performance that met target expectations in the areas of investor relations and financial reporting and substantially exceeded the target with respect to more effective hedging of foreign currency exposure.

        In November 2009, Mr. Knight was granted options to purchase 50,000 shares of our common stock under the Amended and Restated 2000 Stock Option Plan. The options granted to Mr. Knight in 2009 vest annually over five years, with twenty percent vesting each year on the anniversary of the grant.

Brian P. Monahan, Chief Financial Officer

        Mr. Monahan's base salary for 2009 was $180,000, reflecting a 10% temporary salary reduction from the 2008 base salary level of $200,000. Mr. Monahan's base salaries for 2009, 2008 and 2007 were set at levels below the median salary of controllers within our peer group in order to place greater emphasis on performance-based incentive compensation. Mr. Monahan was named Vice President of Finance and promoted to Chief Accounting Officer in March 2009. In November 2009, Mr. Monahan was named Chief Financial Officer, to be effective February 1, 2010. In recognition of the appointment and the significant increase in Mr. Monahan's responsibilities as a result of the promotions, the Compensation Committee, at the recommendation of the Chief Executive Officer, approved a salary increase for Mr. Monahan to $275,000 and an award of options to purchase 100,000 shares of our common stock. The options to purchase 100,000 shares of the Company's common stock granted to Mr. Monahan in November 2009 vest annually over five years, with twenty percent vesting each year on the anniversary of the grant. For 2010, Mr. Monahan's base salary will remain at the current level of $275,000.

        Mr. Monahan's bonus target for 2009 was set at $100,000, a 67% increase over his 2008 bonus target of $60,000. In recommending the increase in Mr. Monahan's bonus target levels for 2009, the Chief Executive Officer reviewed salaries and bonuses paid to executives in our peer group as well as to employees in comparable positions at our U.S. subsidiaries and affiliates. Based on that review, the Chief Executive Officer and the Compensation Committee determined that Mr. Monahan's aggregate cash compensation potential remained below the peer group median and that it should be increased to a level more comparable to the median of the comparison group, with greater emphasis placed on the at-risk component.

        In approving Mr. Monahan's recommended bonus award for 2009 of $168,818, equal to 169% of his total target cash incentive bonus, the Compensation Committee considered his performance against his individual qualitative goals as well as performance against the quantitative company-wide financial performance goals. In addition to $58,463 awarded for the 70% portion of his total bonus target linked to the quantitative financial performance goals described above, Mr. Monahan's bonus award included $110,354, equal to 368% of the portion of his target cash incentive bonus linked to individual qualitative performance goals. The individual component was recommended to recognize success in achieving both an increase in new order bookings at Bruker Daltonics in the Americas that exceeded the business plan goal by over 50% and a reduction in the Bruker Daltonics tax rate to below 30%. In addition to significantly exceeding expectations for these goals, Mr. Monahan also met his performance goal relating to the development of accounting policies.

Dirk D. Laukien

        Dr. Dirk Laukien's base salary for 2009 was $300,000, equal to his 2008 base salary. Dr. Dirk Laukien's base salaries for 2009, 2008 and 2007 were below median salaries of executive officers with similar responsibilities within our peer group. Dr. Dirk Laukien resigned from his management positions with the Company in November 2009 and is no longer an executive officer of the Company. He is currently employed by the Company on a part-time basis as Senior Scientific Fellow.

        Dr. Dirk Laukien's 2009 bonus target was set at $230,000, with a sliding scale of payout potential based on performance relative to the approved quantitative goals. The Compensation Committee has not yet determined the amount of cash incentive bonus to be awarded to Dirk Laukien for the year ended December 31, 2009.

        Dr. Dirk Laukien was not granted long-term equity incentive compensation in 2009.

2010 Cash Incentive Targets

        The Company believes that revenue growth and enhanced operating efficiency are critical to our success and will be key drivers of delivering value to our shareholders. The Compensation Committee has determined that the quantitative incentive targets set forth below, to be effective for 2010 through 2012, provide balanced incentives and are an appropriate mix of targets for measuring our executive officers' contributions to achieving the Company's performance goals. Performance of our executive officers will be measured against our business plan goals for these key metrics. Quantitative factors will continue to provide 70% of total cash incentive compensation potential with the remaining 30% allocated to individual qualitative factors.

2010 – 2012 Incentive Performance Targets
Quantitative Performance Goal	Weighting
Revenue Growth (currency-adjusted)	15%
Gross Margin Improvement	10%
Operating Margin Improvement	15%
Net Income/EPS Improvement	10%
Working Capital Ratio Reduction	20%
Total Quantitative Goal Weighting:	70%
Qualitative Goal Weighting:	30%

        The Compensation Committee has also approved the following target bonus levels and qualitative factors to be evaluated, in conjunction with the quantitative targets described above, to determine our executive officers' cash incentive bonus compensation for 2010.

2010 Cash Incentive Targets
	Target Level	% of Base Salary	% of Total Potential Cash Compensation
Frank H. Laukien	$550,000	129%	56%
William J. Knight	$150,000	42%	30%
Brian P. Monahan	$125,000	45%	31%

2010 Individual Qualitative Goals:
2010 Individual Qualitative Goals
Frank H. Laukien	• Organizational development
• Strategic operational and financing initiatives
William J. Knight	• Organizational development
• Strategic information technology and operational initiatives
Brian P. Monahan	• Organizational development
• Strategic accounting and finance initiatives

Executive Benefits

        In 2009, our named executive officers were eligible for the same level and offering of benefits made available to other employees, including the Company's 401(k) plan and welfare benefit programs.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        Although the Company does not currently have an employment agreement with any of its executive officers, it did issue a letter offering employment to William J. Knight, who now serves as our Chief Operating Officer. Under the terms of the offer letter, Mr. Knight is entitled to a continuation of salary and benefits for a period of three months in the event his employment is terminated within twelve months of a sale of all or substantially all of our business to a third party. The offer letter also provides for anticipated annual grants of options to purchase 50,000 shares of our common stock, subject to the approval of the Compensation Committee.

        The Company has agreed to provide severance payments to each of Mr. Knight and Mr. Monahan equal to six months' salary in the event of termination of employment without cause.

        Under the terms of the awards of options and restricted common stock under the Amended and Restated 2000 Stock Option Plan, unvested amounts are forfeited if the grantee's employment or business relationship with our company is terminated for any reason, other than in the event of death or disability. The board of directors does, however, have the power and the right to accelerate vesting of any and all unvested amounts in the event of a change in control of Bruker Corporation.

Section 162(m) Limitations

        Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

        The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1,000,000 limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under our cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, our compensation philosophy and our best interests.

Other Benefit Plans

        In October 2009, the Board of Directors of BEST adopted the Bruker Energy & Supercon Technologies, Inc. 2009 Stock Option Plan (the "BEST Plan"). The BEST Plan provides for the issuance of up to 1,600,000 shares of BEST common stock in connection with awards under the plan. The BEST Plan allows a committee of the BEST board of directors to grant incentive stock options and non-qualified stock options to key employees and directors of the Company. The size of each grant is determined by the value of the BEST stock and BEST stock options at the time, the likely growth in that value and the importance of the individual to growing the value of the Company in the future. The BEST Plan is tied exclusively to increases in BEST's estimated value regardless of the Company's performance as a whole. As of December 31, 2009, 730,000 incentive stock options and non-qualified stock options had been awarded with vesting periods of three to five years. On October 1, 2009, each BEST director was awarded an option to purchase 10,000 shares of BEST at an exercise price equal to the fair market value of BEST at the time of grant, subject to three-year vesting. As a director of BEST, Dr. Frank Laukien participates in the BEST Plan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

        Submitted by the Compensation Committee of Bruker Corporation's Board of Directors.

                      Richard D. Kniss, Chairman
                      Wolf-Dieter Emmerich
                      Stephen W. Fesik

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Mr. Kniss and Drs. Emmerich and Fesik serve as members of the Compensation Committee. Mr. Kniss and Drs. Emmerich and Fesik were not officers or employees of the Company or any of its subsidiaries during fiscal year 2009.

 SUMMARY OF EXECUTIVE COMPENSATION

        The following table summarizes the compensation earned by the President, Chief Executive Officer and Chairman and the Company's other executive officers who earned salary and bonus in excess of $100,000 for the years ended December 31, 2009, December 31, 2008 and December 31, 2007 (the "named executive officers") for services rendered during 2009, 2008 and 2007, respectively.

2009 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)		All Other Compensation		Total
(a)	(b)	(c)	(d)		(e)	(f)		(g)		(j)
Frank H. Laukien	2009	$318,750	$459,048		$—	$25,200	(2)	$6,750	(3)	$809,748
Chairman, President and	2008	$425,000	$404,239		$—	$817,000		$6,750	(3)	$1,652,989
Chief Executive Officer	2007	$306,500	$200,000		$—	$593,000		$6,750	(3)	$1,106,250
William J. Knight	2009	$297,277	$132,349		$—	$344,000		$6,750	(5)	$780,376
Chief Operating	2008	$320,000	$92,397		$—	$408,500		$6,750	(5)	$827,647
Officer(4)	2007	$260,000	$145,000	(6)	$—	$296,500		$6,750	(5)	$708,250
Brian P. Monahan	2009	$193,154	$168,818		$—	$688,000		$6,750	(8)	$1,056,722
Chief Financial Officer(7)	2008	$200,000	$44,099		$—	$122,550		$6,750	(8)	$373,399
	2007	$180,000	$73,000	(6)	$—	$355,800		$6,038	(8)	$614,838
Dirk D. Laukien(9)	2009	$212,283	$—	(10)	$—	$—		$6,750	(11)	$219,033	(10)
Senior Vice President,	2008	$300,000	$81,897		$—	$—		$13,500	(11)	$395,397
President of Bruker	2007	$260,000	$190,000		$—	$—		$13,500	(11)	$463,500
Optics

(1)
The amounts in columns (e) and (f) reflect the grant date fair value of awards of restricted stock and stock options, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculations of these amounts may be found in Note 2 to our 2009 audited financial statements included in the Company's Annual Report on Form 10-K filed with the SEC on March 12, 2010. The actual amount realized by the director will likely vary based on a number of factors, including our performance, stock price fluctuations and applicable vesting.

(2)
Amount reflects the grant date fair value of an option to purchase 10,000 shares of BEST granted on October 1, 2009 to Dr. Frank Laukien as a director of BEST pursuant to the BEST Plan.

(3)
Amount represents a matching contribution made by the Company to the 401(k) plan for the benefit of Dr. Frank Laukien.

(4)
Mr. Knight served as Chief Financial Officer throughout 2009. In November 2009, Mr. Knight was named Chief Operating Officer, effective February 1, 2010.

(5)
Amount represents a matching contribution made by the Company to the 401(k) plan for the benefit of Mr. Knight.

(6)
Amount includes a discretionary bonus of $10,000 for Mr. Knight and $8,000 for Mr. Monahan, respectively, awarded in connection with their contributions to the completion of the Company's follow-on equity offering that closed on February 12, 2007. Amount also includes a special bonus of $50,000 for Mr. Knight and $20,000 for Mr. Monahan, respectively, awarded in connection with their contributions in connection with the Bruker BioSpin Group acquisition.

(7)
During the first quarter of 2009, Mr. Monahan was promoted from Corporate Controller to the positions of Vice President of Finance and Chief Accounting Officer. In November 2009, Mr. Monahan was named Chief Financial Officer, effective February 1, 2010.

(8)
Amount represents a matching contribution to the 401(k) plan for the benefit of Mr. Monahan.

(9)
Effective November 11, 2009, Dr. Dirk Laukien resigned from all management positions and is no longer an executive officer of the Company. Prior to his resignation, Dr. Dirk Laukien served as Senior Vice President and President of Bruker Optics.

(10)
The amount of Dr. Dirk Laukien's 2009 annual cash incentive bonus award has not yet been determined by the Compensation Committee. Accordingly, the total compensation reported does not include any amount that may be awarded to him as 2009 performance-based incentive compensation upon completion of the Compensation Committee's review of his 2009 performance.

(11)
Amount represents a $6,750 matching contribution and, for 2007 and 2008, a $6,750 profit sharing contribution, made by the Company to the 401(k) plan for the benefit of Dr. Dirk Laukien.

2009 Grants of Plan-Based Awards

        The following table sets forth certain information with respect to individual grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2009.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards
Frank H. Laukien	N/A	—	—	—
William J. Knight	11/5/09	50,000	$11.10	$344,000
Dirk D. Laukien	N/A	—	—	—
Brian P. Monahan	11/5/09	100,000	$11.10	$688,000

        The Compensation Committee authorized grants of stock options as long-term incentive compensation to each of the Chief Operating Officer and Chief Financial Officer on November 5, 2009 upon their respective appointments to their current positions. The awards to the Chief Operating Officer and Chief Financial Officer vest in five equal annual installments on the anniversary of the grant date, beginning on November 5, 2010, and are exercisable upon vesting at the closing price of our common stock on the date of the grant. The closing price on the NASDAQ Global Select Market of our common stock on November 5, 2009 was $11.10 per share.

Outstanding Equity Awards At December 31, 2009

        The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

        For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

        We computed the market value of stock awards by multiplying the closing market price of our stock at the end of the most recently completed fiscal year by the number of shares or units of stock or the amount of equity incentive plan awards, respectively.

 Outstanding Equity Awards at December 31, 2009

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested
Frank H. Laukien	25,000	50,000	(2)	$8.75	08/01/12	13,300	(1)	$160,398
	25,000	75,000	(3)	$13.21	05/07/13
William J. Knight	125,000			$3.16	10/25/14	3,340	(1)	$40,280
	20,000	30,000	(4)	$7.95	08/01/17
	10,000	40,000	(5)	$12.01	05/07/18
		50,000	(6)	$11.10	11/05/19
Brian P. Monahan	2,500			$5.28	04/26/14	2,000	(1)	$24,120
	5,250			$4.87	06/30/14
	24,000	36,000	(4)	$7.95	08/01/17
	3,000	12,000	(5)	$12.01	05/07/18
		100,000	(6)	$11.10	11/05/19
Dirk D. Laukien						200,000	(7)	$2,412,000

(1)
Shares vest in five equal annual installments on the anniversary of the grant date, beginning January 5, 2007.

(2)
Options vest in four equal annual installments on the anniversary of the grant date, beginning August 1, 2008.

(3)
Options vest in four equal annual installments on the anniversary of the grant date, beginning May 7, 2009.

(4)
Options vest in five equal annual installments on the anniversary of the grant date, beginning August 1, 2008.

(5)
Options vest in five equal annual installments on the anniversary of the grant date, beginning May 7, 2009.

(6)
Options vest in five equal annual installments on the anniversary of the grant date, beginning November 5, 2010.

(7)
Shares vest in five equal annual installments on the anniversary of the grant date, beginning July 1, 2007.

 RELATED PERSONS TRANSACTIONS

Procedures for Approval of Transactions with Related Persons

        All transactions with related parties in excess of $50,000 are reviewed and pre-approved. Our Audit Committee, which is ultimately responsible for approving related party transactions, pre-approves such transactions involving amounts exceeding $500,000. The Audit Committee has delegated authority to the Chief Financial Officer and Corporate Controller to review and pre-approve all related party transactions, such as leasing, distribution, sales and purchasing activities, involving amounts from $50,000 to $500,000. A related party transaction will be approved only if it is determined upon review that the transaction is in the best interests of the Company. If the transaction involves a director, that director will be recused from all discussions and decisions about the transaction. In considering the transaction, the executive officer or the committee, as appropriate, will consider all relevant factors, including as applicable:

  •
  the business purpose for the transaction;

  •
  quantifying the amount and volume of transactions to assess materiality;

  •
  methods used to establish the terms of the transaction and whether the transaction is on arm's-length terms comparable to those available to third parties; and

  •
  the overall fairness of the transaction to the Company.

        Typically every quarter, management reviews with the Audit Committee all related party transactions entered into in the preceding quarter, including those the committee did not pre-approve. This review consists of a memorandum summarizing the information described above with respect to the transactions, and is followed by a telephonic or in-person meeting between the Audit Committee and management.

Transactions with Related Persons

        Under two lease agreements, Bruker BioSpin Corporation rents laboratory, manufacturing and office space from trusts controlled by certain Laukien family members, including Dr. Frank Laukien. During 2009, Dr. Frank Laukien was paid $336,172 as a beneficiary of the trusts. The lease terms were equal to the estimated fair market value of the rentals.

        Our Bruker Optics subsidiary rents various office space from Dr. Dirk Laukien under lease agreements under which Dr. Dirk Laukien was paid $682,000 in 2009, which was equal to the estimated fair market value. Under two lease agreements, Bruker BioSpin Corporation rents laboratory, manufacturing and office space from trusts controlled by certain Laukien family members, including Dr. Dirk Laukien. During 2009, Dr. Dirk Laukien was paid $336,172 as a beneficiary of the trusts. The lease terms were equal to the estimated fair market value of the rentals. Bruker BioSpin Corporation also rents office space from Dr. Dirk Laukien, for which he was paid $155,715 in 2009. The lease terms were equal to the estimated fair market value of the rental. Dr. Dirk Laukien, Isolde Laukien-Kleiner and Joerg Laukien also are parties to a lease agreement with Bruker BioSpin AG under which Bruker BioSpin AG rents certain office space. During 2009, Dr. Dirk Laukien was paid $103,096 under that agreement. The lease terms were equal to the estimated fair market value of the rentals.

        Joerg C. Laukien, a director of the Company, is also the Chief Operating Officer of the Bruker BioSpin companies. Joerg Laukien also serves as a director and President of Bruker BioSpin MRI, Inc., Managing Director of Bruker BioSpin MRI GmbH, Managing Director of Bruker Elektronic GmbH, a director of Bruker Biospin Corporation, a director of BEST, and a director of Bruker BioSpin s.r.l. During 2009, Joerg Laukien was paid aggregate cash compensation of 216,319 Euros (approximately $302,000) from various European Bruker BioSpin companies and was also provided the use of an automobile. For his service as a director of BEST, on October 1, 2009 Joerg Laukien was granted options to purchase 10,000 shares of common stock of BEST with a grant date fair value of $25,200. With Dr. Dirk Laukien and Isolde Laukien-Kleiner, Joerg Laukien also is a party to a lease agreement with Bruker BioSpin AG, under which Bruker BioSpin AG rents certain office space. During 2009, Joerg Laukien was paid $103,096 under that agreement. The lease terms were equal to the estimated fair market value of the rentals.

        Isolde Laukien-Kleiner was formerly the CEO of Bruker Physik GmbH and also served later as a consultant to Bruker Physik GmbH. Mrs. Laukien-Kleiner terminated her consulting relationship with Bruker Physik in 2007. Under an agreement with Bruker Physik, Mrs. Laukien-Kleiner continues to receive certain benefits for a period of three years following her resignation. Mrs. Laukien-Kleiner is entitled to monthly pension payments of approximately 13,000 Euros, or 156,000 Euros annually (approximately $223,000), subject to annual periodic adjustments. Dr. Dirk Laukien, Isolde Laukien-Kleiner and Joerg Laukien are parties to a lease agreement with Bruker BioSpin AG under which Bruker BioSpin AG rents certain office space. During 2009, Isolde Laukien-Kleiner was paid $206,191 under that agreement. The lease terms were equal to the estimated fair market value of the rentals.

        Mrs. Laukien-Kleiner is party to an additional lease agreement with Bruker BioSpin AG under which Bruker BioSpin AG rents certain office space. During 2009, Mrs. Laukien-Kleiner was paid $201,358 under that agreement. The lease terms were equal to the estimated fair market value of the rentals.

        Dr. Tony W. Keller, a director of the Company, is also chairman of the board of Bruker BioSpin AG, president of the board of BioSpin Invest AG, and a director of BEST. From February 2008 until his retirement effective March 31, 2010, Dr. Keller served as Executive Chairman of the Bruker BioSpin Group. During 2009, Dr. Keller was paid cash compensation of $307,593 from various European Bruker BioSpin companies. For his service as a director of BEST, on October 1, 2009 Dr. Keller was granted options to purchase 10,000 shares of common stock of BEST with a grant date fair value of $25,200. The options granted to Dr. Keller vest in approximately equal annual installments on the anniversary of the grant date commencing October 1, 2010.

        Richard M. Stein, a director of the Company, is a partner of Nixon Peabody LLP, a law firm which has been retained by the Company and certain of its affiliates for over five years. Mr. Stein has also served as the secretary for each of the Company, Bruker BioSpin Corporation, Bruker AXS, Bruker Daltonics, Bruker Optics and BEST.

        Bernhard Wangler, a director of the Company, is a principal of Kanzlei Wangler, a German audit and tax advisory firm which has been retained by the Company and certain of its affiliates for over five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder require our officers and directors and persons owning more than 10% of the outstanding common stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all these filings. We believe, based solely upon a review of those reports and amendments thereto furnished to us during and with respect to our fiscal year ended December 31, 2009, that all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2009.

 AUDIT COMMITTEE REPORT

        The Audit Committee, which operates pursuant to a written charter, assists the board of directors in fulfilling its oversight responsibilities by reviewing Bruker Corporation's financial reporting process on behalf of the board. Management is responsible for Bruker Corporation's internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP, Bruker Corporation's independent registered public accounting firm, is responsible for expressing opinions on the conformity of Bruker Corporation's consolidated financial statements with generally accepted accounting principles and on the effectiveness of Bruker Corporation's internal control over financial reporting. The Audit Committee is responsible for overseeing and monitoring these practices. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures.

        In this context, the Audit Committee reviewed and discussed with management and Ernst & Young, among other things, the scope of the audit to be performed, the results of the audit performed, Ernst & Young's evaluation of Bruker Corporation's internal control over financial reporting and the independent registered public accounting firm's fee for the services performed. Management represented to the Audit Committee that Bruker Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about Bruker Corporation's audited financial statements included the auditors' judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements.

        The Audit Committee also discussed with Ernst & Young other matters required by Statement on Auditing Standards, ("SAS") No. 61, "Communication with Audit Committees," as amended by SAS No. 90, "Audit Committee Communications," as amended and as adopted by the Public Company Accounting and Oversight Board (PCAOB) in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Ernst & Young also provided to the Audit Committee written disclosures and the letter required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young the registered public accounting firm's independence from Bruker Corporation and considered the compatibility of non-audit services with Ernst & Young's independence.

        Based on the Audit Committee's discussion with management and Ernst & Young, and the Audit Committee's review of the representations of management and the report of Ernst & Young to the Audit Committee, the Audit Committee recommended to the board that that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission and selected Ernst & Young LLP as the independent registered public accounting firm for Bruker Corporation, subject to shareholder ratification, for 2010.

        Submitted by the Audit Committee of Bruker Corporation's Board of Directors.

                      Brenda J. Furlong, Chair
                      Richard A. Packer

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Fees billed to the Company by its independent registered public accounting firm for fiscal years 2008 and 2009, all of which were approved by the Audit Committee, were comprised of the following:

        Audit Fees.    Ernst & Young's fees for its audit of the Company's annual financial statements, its review of the financial statements included in our quarterly reports on Form 10-Q, audits of statutory filings, comfort letter procedures and review of other regulatory filings for 2008 and 2009 were $3,821,000 and $3,681,000, respectively.

        Audit-Related Fees.    Ernst & Young billed us a total of $140,000 in 2008 and $16,000 in 2009 for audit-related services, including due diligence performed in connection with potential acquisitions.

        Tax Fees.    Ernst & Young fees for tax services provided to us, including tax compliance, tax advice and planning, totaled $87,000 in 2008 and $59,000 in 2009.

        All Other Fees.    In 2008, no fees for services other than as indicated above were billed to us by Ernst & Young. Ernst & Young billed us a total of $3,000 for "other services" in 2009.

Audit Committee Pre-Approval Policies and Procedures

        In order to ensure that audit and non-audit services proposed to be performed by the Company's independent registered public accounting firm do not impair the auditor's independence from the Company, the Audit Committee has adopted, and the board of directors has ratified, the following pre-approval policies and procedures.

Policies

        Before engaging the independent registered public accounting firm to render the proposed service, the Audit Committee must either (i) approve the specific engagement ("specific pre-approval") or (ii) enter into the engagement pursuant to pre-approval policies and procedures established by the Audit Committee ("general pre-approval"), provided the policies and procedures are detailed for the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee's responsibilities to management. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval. The Audit Committee will add to or subtract from this list of general pre-approved services from time to time, based on subsequent determinations.

        Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts also require specific pre-approval by the Audit Committee.

        For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC's and the PCAOB's rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. All such factors are considered as a whole, and no one factor will necessarily be determinative.

        The Audit Committee also considers the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services.

        The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Procedures

        Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee, even if previously generally pre-approved.

        All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee are submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered.

        Requests or applications to provide services that require specific approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

        The Audit Committee monitors the performance of all services provided by the independent auditor and assesses whether such services are in compliance with this policy.

PROPOSAL NO. 2
APPROVAL OF THE 2010 INCENTIVE COMPENSATION PLAN

        On March 9, 2010, the board of directors unanimously approved and adopted the Bruker Corporation 2010 Incentive Compensation Plan (the "2010 Plan"), authorized 8,000,000 shares for issuance under the plan, and directed that the plan be submitted to stockholders for approval. If it is approved by stockholders, the 2010 Plan will become effective when it is so approved.

        The purposes of the 2010 Plan are to support the Company's ongoing efforts to attract, retain and develop exceptional talent and to enable the Company to provide incentives directly linked to the Company's short-term and long-term objectives and to increases in stockholder value. In addition, under the 2010 Plan, the Company will have the ability to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code, thereby preserving the Company's ability to receive federal income tax deductions for the awards.

        The 2010 Plan will replace the Amended and Restated 2000 Stock Option Plan (the "2000 Plan") of the Company that has expired pursuant to its terms. No shares are available for issuance under the 2000 Plan.

Summary Description of the 2010 Plan

        The following description of certain features of the 2010 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2010 Plan, which is attached as Appendix A to this proxy statement.

        General.    The 2010 Plan provides for the granting of incentive awards in the form of stock options and restricted stock to Company employees, directors, advisors and consultants. The 2010 Plan may be administered by the Company's board of directors or by the Compensation Committee of the board of directors. Either the board or the Compensation Committee has the authority to interpret and apply the provisions of the 2010 Plan and determine the eligibility of an individual to participate in the 2010

Plan. As used in this summary, the term "Compensation Committee" means either the board of directors of the Company or the Compensation Committee of the board of directors acting as administrator of the 2010 Plan.

        Shares Available.    Eight million shares of the Company's common stock are authorized for issuance under the 2010 Plan. Any shares covered by an award that is forfeited, canceled or expires again become available for issuance. However, if an option is settled by net exercise (by withholding a number of shares equal to the exercise price), the full number of shares covered by the option shall be counted against the number of shares available for awards, not the net shares issued in satisfaction of the option. In addition, shares of the Company's common stock that are (1) tendered in payment of the exercise price of an option, (2) withheld by the Company to satisfy any tax withholding obligation with respect to an award, or (3) repurchased by the Company on the open market with the proceeds of the exercise of an option, may not again be made available for issuance in connection with awards under the 2010 Plan. The Company anticipates that the number of authorized shares will cover awards made under the plan for ten years.

        Eligibility.    Eligible participants under the 2010 Plan include officers, employees, consultants, advisors and directors of the Company and its subsidiaries. Incentive stock options may be granted only to employees of the Company or any subsidiary. In determining a person's eligibility to be granted an award under the 2010 Plan, and the number of shares to be granted to any person, the Compensation Committee takes into account, in its sole discretion, the person's position and responsibilities, the nature and value to the Company or its subsidiaries of the person's service and accomplishments, the person's present and potential contribution to the success of the Company, and such other factors as the Compensation Committee deems relevant. No award designated as an incentive stock option may be granted to any employee who owns, immediately prior to the grant of the option, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price of the stock under the option is at least 110% of its fair market value at the time the option is granted and the option, by its terms, is not exercisable more than five years from the date it is granted.

        Types of Awards.    Stock options, including nonqualified options and incentive stock options, and shares of restricted stock may be granted to participants under the 2010 Plan. Stock options and restricted stock are granted under award agreements which contain any vesting schedules of the awards.

        Stock Options.    A stock option represents the right to purchase a share of common stock at a predetermined exercise price. Stock options granted under the 2010 Plan may be in the form of incentive stock options ("ISOs") or nonqualified stock options, as determined in the discretion of the Compensation Committee. The terms of each stock option, including the number of shares, option duration, exercise price, vesting period and any other restrictions or conditions on exercise, will be set forth in an award agreement. The exercise price of a stock option will not be less than 100% of the fair market value of a share of common stock on the date that the option is granted. In no event will a stock option be exercisable later than the tenth anniversary of the date on which it was granted. Vested options may be exercised, in full at one time or in part from time to time in amounts of 50 shares or more, by payment in full of the exercise price in cash. The payment of the exercise price may be made as determined by the board or Compensation Committee and set forth in the award agreement, including by delivery of cash or check, by tendering shares of common stock (provided that payment by this means will not cause the Company to recognize for financial accounting purposes a charge to earnings), by means of a broker-assisted cashless exercise or by "net exercise" pursuant to which the Company withholds a number of shares equal to the exercise price. The Company may delay the issuance of shares covered by the exercise of an option until the shares for which the option has been exercised have been registered or qualified under the applicable federal or state securities laws or until counsel to the Company has opined that the shares are exempt from the registration requirements of applicable federal or state securities laws. Except to the extent otherwise specified in a grant agreement or the plan, unexercised stock options granted to employees and directors generally expire 60 days after the participant's termination of employment or service as a director, as applicable. Stock options granted to other participants, such as consultants or advisors, expire upon termination of such relationship with the Company. In no event will unexercised options be exerciseable more than ten years after the date of grant.

        Restricted Stock Awards.    Restricted stock awards are grants of shares of stock to a participant that are subject to forfeiture during a pre-established period if certain conditions (for example, continued employment or attainment of pre-determined performance goals) are not met. The Compensation Committee may grant up to 20% of the shares reserved for issuance under the 2010 Plan as restricted stock awards. The terms of a participant's restricted stock award are determined by the Compensation Committee and are set forth in an award agreement. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered while the shares are subject to forfeiture. A participant generally will have all the rights of a holder of common stock, including the rights to receive any dividends and to vote, during the restricted period, except as otherwise provided in an award agreement (for example, as needed to qualify for the "performance-based" compensation exception described below).

        Performance-Based Awards.    Section 162(m) of the Internal Revenue Code ("the "Code") generally limits to $1 million the annual corporate income tax deduction for compensation which is not "performance-based" paid to a "covered employee" (generally the chief executive officer and the three most highly compensated executive officers other than the principal financial officer). The Company intends incentive stock options and non-qualified stock options awarded under the Plan granted with an exercise price at least equal to the fair market value of the stock on the date of grant to qualify for the performance-based exception from the $1 million deduction limitation. In addition, if the Plan is approved by the stockholders, awards of restricted stock under the Plan may be eligible for treatment as "performance based" compensation under Section 162(m) if they are conditioned upon attainment of one or more performance goals over a specified performance cycle. If the Compensation Committee intends that an award made to a "covered employee" will constitute "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code, then the performance goals will be based on one or more of the following criteria: earnings per share; net income (before or after taxes); cash flow (including measures such as operating cash flow and free cash flow); gross revenues; gross margins; other operating measures, such as segment revenues or costs; return measures (including measures such as return on assets, equity, capital or investment); earnings before interest, taxes, depreciation and amortization (EBITDA); and any of the foregoing measures compared to peer or other companies. The Committee may adjust the performance goals for a performance cycle to include or exclude specified components or other specified items, for example to reflect changes in accounting principles or tax rates or other changes, as described in the 2010 Plan. The performance goals may relate to results obtained by the Company, a subsidiary, a division or any business unit. The Plan provides that the material terms of the performance measures shall be disclosed and reapproved by shareholders no later than the first shareholder meeting occurring in the fifth year following the year in which shareholders previously approved the performance measures. However, if applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Compensation Committee has discretion to make such changes without obtaining shareholder approval.

        Recapitalization; Reorganization; Change in Control.    The 2010 Plan provides that proportionate adjustments shall be made to the number of authorized shares which may be granted under the 2010 Plan and as to which outstanding options, or portions of outstanding options, then unexercised shall be exercisable as a result of increases or decreases in the Company's outstanding shares of common stock due to reorganization, merger, consolidation, recapitalization, stock split-up, combination of shares, or dividends payable in capital stock, such that the proportionate interest of the participant shall be maintained as before the occurrence of such event. Upon the sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including by way of a merger or consolidation or a change in control of the company, as defined in the 2010 Plan, the Company's board of directors will have the power and the right to accelerate the exercisability or lapse of forfeiture restrictions of any awards. Additionally, the Compensation Committee may, in its discretion, accelerate the exercisability or lapse of forfeiture restrictions of any award, subject to such terms and conditions as the Compensation Committee deems necessary and appropriate.

        Transferability.    Unless otherwise specified in an award agreement, awards granted under the 2010 Plan are not transferable other than by will or the laws of descent and distribution.

        Termination or amendment.    Unless sooner terminated by the board of directors, the 2010 Plan will terminate on March 9, 2020, ten years from the date on which the 2010 Plan was adopted by the Company's board of directors. The board of directors may, at any time, terminate the 2010 Plan. All options granted under the 2010 Plan shall terminate upon the dissolution or liquidation of the Company; provided, however, that each participant (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to the dissolution or liquidation, to exercise his or her option to the extent then exercisable. The board of directors may amend or terminate the 2010 Plan at any time, but no such amendment or termination may adversely affect in any material way the rights of a participant with respect to an outstanding award without that participant's consent. Shareholder approval is required for certain amendments to the 2010 Plan.

U.S. Federal Tax Aspects of the Plan

        The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the 2010 Plan. This summary provides only the basic tax rules and is not intended as, and should not be relied upon, as tax guidance for participants in the 2010 Plan.

  Tax effects of incentive compensation plan participation.

                Options.    Options granted under the 2010 Plan are intended to be either incentive stock options, or an ISO, as defined in Section 422 of the Code, or non-qualified stock options. The following discussion applies to options that are granted with an exercise price of at least 100% of the stock's fair market value on the date of grant, so that special tax rules under Code Section 409A relating to nonqualified deferred compensation do not apply.

                Incentive Stock Options.    The participant will not recognize taxable income upon the grant or exercise of an ISO (subject to the discussion of alternative minimum tax, below). In addition, if the participant holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the participant, upon exercise of the option and for more than two years after the option is granted (the "required holding period"), the participant will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition. If the participant disposes of the stock prior to the expiration of the required holding periods at a price equal to or in excess of the fair market value of the stock on the date of exercise, then the participant will recognize ordinary income in the year of the sale equal to the difference between the fair market value of the stock at the date of exercise and the exercise price. In this event, the participant will also recognize a capital gain (long-term or short-term, depending upon how long the participant has held the stock) equal to the difference between the sales price and the fair market value of the stock on the date of exercise. If the participant disposes of the stock prior to the expiration of the required holding periods at a price that is less than the fair market value of the stock on the date of exercise (but greater than the exercise price), the participant will recognize ordinary income in the year of the sale equal to the difference between the sales price and the exercise price. If the participant disposes of the stock prior to the expiration of the required holding periods at a price below the exercise price, the participant will incur a capital loss (long-term or short-term, depending upon how long the participant has held the stock).

        In addition to regular tax consequences, a participant may have alternative minimum tax consequences when he exercises an ISO. Generally speaking, individual taxpayers are required each year to pay the greater of their regular tax liability or their alternative minimum tax liability. For alternative minimum tax purposes, the excess of the fair market value of the underlying stock on the date of exercise over the exercise price of the option is included in alternative minimum taxable income for the year of exercise. The net amount of alternative minimum tax income (after taking into account any applicable exemptions) is multiplied by the applicable alternative minimum tax rate to determine alternative minimum tax liability income. If a participant owes alternative minimum tax for the year of exercise of an ISO, the optionee may be entitled to a tax credit for all or part of the excess of the amount of the participant's alternative minimum tax liability over his regular tax liability for that year. Any credit may be applied directly against the participant's tax liability in later years in which the participant's regular tax liability exceeds the participant's alternative minimum tax liability, but only to the extent of the excess. Any balance of the alternative minimum tax credit would carry forward and may be used in subsequent years subject to the limitations previously described. If the participant engages in a disqualifying disposition of an ISO in the same calendar year as the exercise of the option, the participant essentially avoids the effects of alternative minimum tax with respect to the option. The Company will not be allowed an income tax deduction upon the grant or exercise of an ISO. Upon a disqualifying disposition of shares by the participant acquired by exercise of the ISO, the Company generally will be allowed a deduction in an amount equal to the ordinary income recognized by the participant.

        Non-Qualified Stock Options.    As in the case of ISOs, generally no income is recognized by the participant on the grant of a non-qualified stock option. On the exercise by a participant of a non-qualified stock option, the excess of the fair market value of the stock when the option is exercised over the exercise price will be (a) taxable to the participant as ordinary income, and (b) generally deductible for income tax purposes by the Company. The participant's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option. Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified stock option, the participant will recognize short-term or long-term capital gain or loss, depending upon how long the participant has held the stock, equal to the difference between the amount realized upon disposition of the stock by the participant and his basis in the stock.

        Restricted Stock Awards.    A participant generally will not recognize taxable ordinary income when he or she receives restricted shares. Instead, the participant will have taxable income in the first year in which the shares cease to be subject to a substantial risk of forfeiture, generally when all applicable restrictions lapse. The participant will then have taxable income equal to the fair market value of the stock at that time over the amount, if any, the participant paid for the stock. The participant may, however, make an election to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as capital gain, rather than as ordinary income.

Other Matters

        New Plan Benefits.    The Compensation Committee has discretion to determine the type, terms and conditions and recipients of awards granted under the 2010 Plan. Accordingly, it is not possible at this time to determine the amount of the awards that will be received by any director, officer or other employee or recipient if the 2010 Plan is approved by stockholders.

        The board of directors adopted the 2010 Plan on March 9, 2010, subject to shareholder approval. Absent such approval, the 2010 Plan would not become effective and no stock awards would be made under the 2010 Plan.

        On April 5, 2010, the closing price of the Company's common stock on the NASDAQ Global Select Market was $14.79 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2010 INCENTIVE COMPENSATION PLAN.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has been our independent registered public accounting firm since 1998, and has been selected by the audit committee of the board of directors as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Although the Company is not required to seek stockholder approval of this appointment, the board of directors believes it to be sound corporate governance to do so. In the event that the stockholders fail to ratify the appointment, the audit committee will investigate the reasons for stockholder rejection and will reconsider the appointment. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent public accounting firm during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young is expected to be present at the 2010 Annual Meeting and will have the opportunity to make a statement if he or she so desires to do so and will be available to respond to appropriate stockholder questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010.

 STOCKHOLDER COMMUNICATIONS

        The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Mr. Stein, the Secretary of the Company, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that Mr. Stein considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to Richard M. Stein, Secretary, at Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110.

 TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to Bruker Corporation in a timely manner.

        Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2011 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received by us no later than November 30, 2010.

        Additionally, under our by laws, no business may be brought before an annual meeting unless it is specified in the notice of meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to Bruker Corporation (containing certain information specified in the by laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting.

OTHER MATTERS

        Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

VOTING PROXIES

        The board of directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the board of directors' recommendations.

By order of the board of directors

Frank H. Laukien, Ph.D. Chairman, President and Chief Executive Officer

April 14, 2010

Appendix A

BRUKER CORPORATION
2010 INCENTIVE COMPENSATION PLAN

        1.    Purpose of the Plan.

        This incentive compensation plan (the "2010 Plan") is intended to encourage ownership of the stock of Bruker Corporation (the "Company") by management, employees, directors, consultants and advisors ("Participants") of the Company and its subsidiaries, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for Participants to promote the success of its business. The 2010 Plan permits the grant of (i) options to purchase shares of common stock of the Company and (ii) shares of restricted stock of the Company (each an "Award" and collectively "Awards").

        2.    Stock Subject to the 2010 Plan.

        (a)   The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.01 par value, of the Company ("Common Stock") for which Awards may be granted under the 2010 Plan shall not exceed eight million (8,000,000) shares, subject to adjustment as provided in Section 13 hereof.

        (b)   Any shares of Common Stock covered by an Award (or portion of an Award) granted under the 2010 Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2010 Plan and the unvested and/or unpurchased shares subject to such Award shall again be available for subsequent Awards granted under the 2010 Plan.

        (c)   If an option is settled by net exercise (i.e., withholding a number of shares equal to the exercise price), the full number of shares of Common Stock covered by the option shall be counted against the number of shares available for Awards, not the net shares issued in satisfaction of the option. The following shares shall not be added back to the number of shares available for the future grant of Awards: (i) shares tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award, or (B) satisfy tax withholding obligations; (ii) shares retained or withheld from an Award to satisfy the Participant's tax obligation; and (iii) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award.

        (d)   Shares issued, or issuable upon exercise of an option granted under the 2010 Plan, may be subject to such restrictions on transfer, repurchase rights (but not to exceed 20% of the aggregate shares issued or issuable upon exercise of options granted under the 2010 Plan) or other restrictions as shall be determined by the Board of Directors of the Company (the "Board").

        3.    Administration of the 2010 Plan.

        The 2010 Plan shall be administered by the Board or a committee thereof (the "Compensation Committee") consisting of two or more persons appointed to such Compensation Committee from time to time by the Board; provided, however, that (i) to the extent necessary in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act") with respect to transactions pursuant to the 2010 Plan, each of such persons shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act and (ii) if such qualification is deemed necessary in order for the grant or exercise of Awards made under the 2010 Plan to qualify for any tax or other material benefit to participants of the Company under applicable regulations under

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), each of such persons shall be an "outside director" (as defined in applicable regulations thereunder). The term "Compensation Committee" shall, for all purposes of the 2010 Plan be deemed to refer to the Board if the Board is administering the 2010 Plan. If the 2010 Plan is administered by a Compensation Committee, the Compensation Committee shall from time to time select a Chairman from among its members and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the 2010 Plan. A majority of the entire Compensation Committee shall constitute a quorum and the actions of a majority of the members of the Compensation Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Compensation Committee, shall be the actions of the Compensation Committee; provided, however, that if the Compensation Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing. Except as otherwise expressly provided in the 2010 Plan, the Compensation Committee shall have all powers with respect to the administration of the 2010 Plan, including, without limitation, full power and authority to interpret the provisions of the 2010 Plan and any Award agreement granted hereunder, and to resolve all questions arising under the 2010 Plan. All decisions of the Compensation Committee shall be conclusive and binding on all participants in the 2010 Plan.

        4.    Type of Awards.

        (a)    Options.    Options granted pursuant to the 2010 Plan shall be authorized by action of the Compensation Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Code, or non-qualified options which are not intended to meet the requirements of such Section 422 of the Code, the designation to be in the sole discretion of the Compensation Committee. The 2010 Plan shall be administered by the Compensation Committee in such manner as to permit options granted as incentive stock options to qualify as incentive stock options under the Code. Subject to Section 13, the maximum number of shares of Common Stock that may be issued pursuant to such incentive stock options is eight million (8,000,000).

        (b)    Restricted Stock.    Restricted stock granted pursuant to the 2010 Plan shall be authorized by action of the Compensation Committee. The Compensation Committee shall have the right, in its sole discretion, to allocate and grant up to twenty percent (20%) of the shares authorized to be granted under the 2010 Plan as restricted stock to Participants on such terms and conditions as the Compensation Committee, in its discretion, shall deem appropriate.

        5.    Eligibility

        (a)   As required by U.S. law, incentive stock options shall only be granted to Participants who are employees. As a result, options designated as incentive stock options shall, subject to the limitation on amounts of more than 10% of the combined voting power of the Company as designated in Section 5(f), be granted only to key employees (including officers and directors who are also employees) of the Company or any of its subsidiaries, including subsidiaries which become such after adoption of the 2010 Plan.

        (b)   The law permits more flexibility for the grant of non-qualified stock options. Accordingly, options designated as non-qualified options may be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the 2010 Plan.

        (c)   Shares of restricted stock may be granted to officers, employees, consultants, advisors and directors of the Company or of any of its subsidiaries, including subsidiaries which become such after adoption of the 2010 Plan.

        (d)   As used herein, "subsidiary" or "subsidiaries" shall be as defined in Section 424 of the Code and the Treasury regulations promulgated thereunder.

        (e)   The Compensation Committee shall, from time to time, at its sole discretion, select from such eligible persons those to whom Awards shall be granted and shall determine the number of shares to be subject to each Award. In determining the eligibility of a person to be granted an Award, as well as in determining the number of shares to be granted to any person, the Compensation Committee in its sole discretion shall take into account the position and responsibilities of the person being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee may deem relevant.

        (f)    As required by law, no Award designated as an incentive stock option shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an incentive stock option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a parent or a subsidiary, unless the purchase price for each share issuable upon exercise of such incentive stock option shall be at least 110% of its fair market value at the time such incentive stock option is granted and the incentive stock option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the employee's stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

        (g)   In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

        (h)   Subject to the provisions of Section 13 relating to adjustments upon changes in the shares of Common Stock, no employee shall be eligible to be granted Awards covering more than 100,000 shares during any calendar year.

        6.    Award Agreement.

        Each Award shall be evidenced by a restricted stock agreement or option agreement, as applicable (each an "Award Agreement"), duly executed on behalf of the Company and by the Participant to whom such Award is granted, which Award Agreement shall comply with and be subject to the terms and conditions of the 2010 Plan. The Award Agreement may contain such other terms, provisions and conditions which are not inconsistent with the 2010 Plan as may be determined by the Compensation Committee; provided that Awards designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. The date of grant of an Award shall be as determined by the Compensation Committee. More than one Award may be granted to an individual.

        7.    Option Price.

        The option price or prices of shares covered under Awards designated as non-qualified stock options shall be as determined by the Compensation Committee, but in no event shall the option price of a non-qualified stock option be less than the fair market value of such shares at the time the Award is granted, as determined by the Compensation Committee. The option price or prices of shares covered under Awards designated as incentive stock options shall be not less than the fair market value of such shares at the time the option is granted, as determined by the Compensation Committee in accordance with the regulations promulgated under Section 422 of the Code. The fair market value as of any date and in respect of any share of Common Stock shall be the then most recent closing price of a share of Common Stock reported by the exchange or other trading system on which such shares are primarily traded or, if the shares are not publicly traded, then the fair market value of such shares shall be as determined in good faith by the Compensation Committee using a reasonable valuation method that satisfies the requirements of Section 409A of the Code. In no event shall the fair market value of any share of Common Stock be less than its par value.

        8.    Manner of Option Payment; Manner of Option Exercise.

        (a)   Options granted under the 2010 Plan may provide for the payment of the exercise price, as determined by the Compensation Committee and as set forth in the Award Agreement, by delivery of one or more of: (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options; (ii) shares of Common Stock owned by the Participant having a fair market value equal in amount to the exercise price of the options being exercised and having been held by the Participant for at least six months (or such other period as the Company may determine), provided, however, that payment of the exercise price by delivery of shares of Common Stock owned by such Participant may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Compensation Committee; (iii) a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price; (iv) by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the largest whole number of shares with a fair market value, determined in accordance with Section 7 hereof, that does not exceed the aggregate exercise price, with cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; or (v) any other method approved by the Compensation Committee. To facilitate clause (iii) above, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

        (b)   To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the Participant exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the Participant exercising the option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option. Upon exercise of the option and payment as provided above, the Participant shall become a shareholder of the Company as to the shares acquired upon such exercise.

        9.    Exercise of Options.

        Each option granted under the 2010 Plan shall, subject to Section 6, Section 10(b) and Section 13 hereof, be exercisable at such time or times and during such period as determined by the Compensation Committee which shall be set forth in the Award Agreement; provided, however, that no option granted under the 2010 Plan shall have a term in excess of ten (10) years from the date of grant.

        To the extent that an option to purchase shares is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than fifty (50) full shares of Common Stock.

        Notwithstanding the foregoing, the Compensation Committee may in its discretion accelerate the exercisability of any option subject to such terms and conditions as the Compensation Committee deems necessary and appropriate.

        10.    Term of Options; Exercisability.

        (a)    Term.

        (1)   Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

        (2)   Except as otherwise provided in this Section 10 or in the applicable option Agreement, an option granted to any employee or director who ceases to be an employee or director of the Company, as the case may be, may be exercised by the Participant or permitted transferee at any time on or prior to the earlier of the expiration date of the option or the expiration of sixty (60) days after the date of termination. An option granted to any other Participant who ceases to have the same relationship with the Company or one of its subsidiaries which was in effect on the date the option was granted, shall terminate immediately on the date such Participant ceases to have such relationship with the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first. For purposes of this Section 10, a "termination" includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a company that ceases to be a subsidiary of the Company). In the case of a consultant, the meaning of "termination" or "termination of employment" includes the date that the individual ceases to provide significant services to the Company or its subsidiaries. In the case of a nonemployee director, the meaning of "termination" includes the date that the individual ceases to be a director of the Company or its subsidiaries. With respect to any option subject to Section 409A of the Code, any reference to "termination of employment" or similar term shall mean an event that constitutes a "separation from service" within the meaning of Section 409A of the Code.

        (3)   If such termination of employment or relationship is because the Participant has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate sixty (60) days after the date such Participant ceases to be an employee or to have such relationship, or on the date on which the option expires by its terms, whichever occurs first.

        (4)   In the event of the death of any Participant, any option granted to such Participant shall terminate ninety (90) days after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

        (5)   Notwithstanding subparagraphs (2), (3) and (4) above, the Compensation Committee has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant and to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the Participant's employment or relationship with the Company or its subsidiary had occurred. Each Participant's option agreement(s) shall set forth the extent to which the Participant shall have the right to such Participant's outstanding option(s) following termination of the Participant's employment, directorship or other relationship with the Company. Such provisions shall be determined in the sole discretion of the Compensation Committee, need not be uniform among all options granted pursuant to the 2010 Plan and may reflect distinctions based on the reasons for termination.

        (b)    Exercisability.

        An option granted to an Participant who ceases to be an employee, or ceases to have the same relationship with the Company or one of its subsidiaries which was in existence on the date the option was granted, shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such Participant ceases to be an employee, or ceases to have such relationship with the Company or one of its subsidiaries.

        11.    Transferability.

        (a)   The right of any Participant to exercise any option granted to him or her shall not be assignable or transferable by such Participant otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such Participant only by him or her. Any option granted under the 2010 Plan shall be null and void and without effect upon the bankruptcy of the Participant to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

        (b)   Shares of restricted stock granted under the 2010 Plan may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the period specified in the Award Agreement during which (i) the transfer of shares of restricted stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Compensation Committee, at its discretion) and (ii) the shares are subject to a substantial risk of forfeiture (the "Period of Restriction"). All rights with respect to the shares of restricted stock granted to a Participant under the 2010 Plan shall be available during such Participant's lifetime and prior to the end of the Period of Restriction only to such Participant. The Compensation Committee may impose such other conditions and/or restrictions on any shares of restricted stock granted pursuant to the 2010 Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of restricted stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws. Additionally, to the extent deemed appropriate by the Compensation Committee, the Company may retain the certificates representing shares of restricted stock in the Company's possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied.

        12.    Performance-Based Awards and Performance Measures.

        Awards that are designed to qualify for the performance-based exception from the tax deductibility provisions of Code Section 162(m) ("Performance-Based Awards") may be granted to a Participant who, as of the date of vesting and/or payout of such Award, or the date the Company or any of its subsidiaries is entitled to a tax deduction as a result of the Award, as applicable, is or may be one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute ("Covered Employees"). Unless and until the Compensation Committee proposes for shareholder vote and the Company's shareholders approve a change in the general performance measures set forth in this Section 12, the attainment of which may determine the degree of payout and/or vesting with respect to any Performance-Based Awards, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

  (a)
  Earnings per share;

  (b)
  Net income (before or after taxes);

  (c)
  Cash flow (including, but not limited to, operating cash flow and free cash flow);

  (d)
  Gross revenues;

  (e)
  Gross margins;

  (f)
  Other operating measures such as segment revenues or costs;

  (g)
  Return measures (including, but not limited to, return on assets, equity, capital or investment);

  (h)
  EBITDA; and

  (i)
  Any of the above measures compared to peer or other companies.

        Performance measures may be set either at the corporate level, subsidiary level, division level, or business unit level.

        Awards that are designed to qualify as Performance-Based Awards shall conform to the requirements of Section 162(m) of the Code. Generally, this requires that the amount paid under such an Award be determined based on the attainment of written, objective performance goals approved by the Compensation Committee for a performance period established by the Compensation Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met by the Participant and, if they have, shall so certify and determine the amount of the applicable Award. Such Awards that are held by Covered Employees may not be adjusted upward. The Compensation Committee shall retain the discretion to adjust such Awards downward. No amount will be paid for any performance period until such certification is made by the Compensation Committee.

        The material terms of the performance measures shall be disclosed and reapproved by shareholders no later than the first shareholder meeting occurring in the fifth year following the year in which shareholders previously approved the performance measures. However, if applicable tax and/or securities laws change to permit Compensation Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Compensation Committee shall have sole discretion to make such changes without obtaining shareholder approval.

        The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, with respect to any Performance-Based Awards, no such adjustment shall be authorized to the extent that such adjustment would be inconsistent with the Award's satisfaction of the requirements for treatment as a Performance-Based Award under Section 162(m) of the Code.

        13.    Recapitalizations, Reorganizations and the Like.

        (a)   In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which Awards may be granted under the 2010 Plan and as to which outstanding Awards or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Participant shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

        (b)   In addition, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company, including, without limitation, by way of merger or consolidation, or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Participant the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of Common Stock or other securities the Participant would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the Participant, his or her option shall immediately terminate and be of no further force and effect. The value of the shares or other securities the Participant would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Board shall also have the power and right to accelerate the exercisability of any options and the termination of any Period of Restriction to which any Award of restricted stock is subject, notwithstanding any limitations in this 2010 Plan or in the Award Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. A "Change in Control" shall be deemed to have occurred under any one or more of the following conditions:

  i)
  if, within one year of any merger, consolidation, sale of a substantial part of the Company's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors (x) of the Company or (y) of any successor to the Company, or (z) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors);

  ii)
  if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the stockholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

  iii)
  if, after the date this 2010 Plan is adopted, any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than twenty percent (20%) of the then outstanding Common Stock of the Company, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own at least fifty percent (50%) of the Company's Common Stock outstanding;

  iv)
  the dissolution or liquidation of the Company is approved by its stockholders; or

  v)
  if the members of the Board as of the date this 2010 Plan is adopted (the "Incumbent Board") cease to represent at least two-thirds of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph (v), treated as though such person were a member of the Incumbent Board.

        (c)   Upon dissolution or liquidation of the Company, all options granted under this 2010 Plan shall terminate, but each Participant (if at such time in the employ of or otherwise associated with the

Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option Award(s) to the extent then exercisable.

        (d)   No fraction of a Share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the Award shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

        14.    No Special Employment or Other Rights.

        Nothing contained in the 2010 Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment or other relationship by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or other agreement, at any time to terminate such employment or other relationship or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment or another relationship shall be determined by the Compensation Committee at the time.

        15.    Withholding.

        The Company's obligation to deliver shares under the 2010 Plan and any payments or transfers under Section 13 hereof shall be subject to the Participant's satisfaction of all applicable Federal, state and local income, excise, employment and any other tax withholding requirements. If and to the extent permitted by the Compensation Committee, the Participant may satisfy, totally or in part, the Participant's tax obligations pursuant to this Section by electing to have shares withheld from an Award upon grant or vesting, to redeliver shares acquired under an Award, or to deliver previously owned shares. All non-U.S. Participants must pay all applicable employee and employers wage and other withholding taxes in advance of receiving shares.

        16.    Restrictions on Issue of Shares.

        (a)   Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by an Award and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

  (i)
  The shares of restricted stock or shares with respect to which an option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

  (ii)
  Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

        (b)   The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares of restricted stock or shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

        17.    Purchase for Investment; Rights of Holder on Subsequent Registration.

        Unless the shares to be issued pursuant to an Award granted under the 2010 Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue any shares covered by any Award unless the Participant, in whole or in part, shall give a written representation and undertaking to the

Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such Award for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each Participant such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        18.    Modification of Outstanding Awards.

        The Board may authorize the amendment of any outstanding Award with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this 2010 Plan.

        19.    Approval of Stockholders.

        The 2010 Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of the stockholders as provided for under applicable state law, within twelve (12) months after the adoption of the 2010 Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Compensation Committee may grant options under the 2010 Plan prior to such approval, but any such options shall become effective as of the date of grant only upon such approval and, accordingly, no option may be exercisable prior to such approval.

        20.    Termination and Amendment.

        Unless sooner terminated as herein provided, the 2010 Plan shall terminate ten (10) years from the date upon which the 2010 Plan was duly adopted by the Board. The Board may at any time terminate the 2010 Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 20, the Board may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 19, increase the maximum number of shares for which Awards may be granted or change the designation of the class of persons eligible to receive Awards under the 2010 Plan, or make any other change in the 2010 Plan which requires stockholder approval under applicable law or regulations.

        21.    Reservation of Stock.

        The Company shall at all times during the term of the 2010 Plan reserve and keep available such number of shares as will be sufficient to satisfy the requirements of the 2010 Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

        22.    Limitation of Rights in Shares Covered by Option Awards; Voting and Dividend Rights in Shares of Restricted Stock.

        (a)   Except as otherwise provided in Section 13(a) or in an Award Agreement, a Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options granted except to the extent that such options shall have been exercised and shares of Common Stock shall have been issued with respect thereto and, in addition, a certificate representing such shares shall have been issued and delivered to the Participant.

        (b)   Except as may be otherwise provided in an Award Agreement, a Participant holding shares of restricted stock granted under the 2010 Plan shall be (i) entitled to exercise full voting rights with respect to such shares during the Period of Restriction and (ii) credited with dividends paid with respect to such shares during the Period of Restriction. The Compensation Committee may apply any restrictions to such voting and dividend rights as it deems appropriate, which restrictions shall be set forth in the applicable Award Agreement. Without limiting the generality of the preceding sentence, if the grant or vesting of restricted stock is pursuant to a Performance-Based Award, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such shares of restricted stock, such that the dividends and/or the shares maintain eligibility for qualification as a Performance-Based Award.

        23.    Notices.

        Any communication or notice required or permitted to be given under the 2010 Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Treasurer, and, if to a Participant, to the address as appearing on the records of the Company.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0000062070_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Wolf-Dieter Emmerich 02 Brenda J. Furlong 03 Frank H. Laukien 04 Richard A. Packer BRUKER CORPORATION C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 To consider and act upon a proposal to approve the 2010 Incentive Compensation Plan. 3 To consider and act upon a proposal to ratify, confirm and approve the selection of Ernst & Young LLP as the independent registered public accounting firm of Bruker Corporation for fiscal 2010. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000062070_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . BRUKER CORPORATION The undersigned hereby appoints Frank H. Laukien and Brian P. Monahan, or either of them, with power of substitution, Proxies to vote at the Bruker Corporation Annual Meeting of Stockholders on May 14, 2010, and any adjournments or postponements thereof, all shares of common stock of Bruker Corporation that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the notice of Annual Meeting of Stockholders and the Proxy Statement. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS NO. 2 AND NO. 3 AS SET FORTH IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THIS MEETING OR ANY ADJOURNMENT THEREOF. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side

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BRUKER CORPORATION PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
CORPORATE INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
BOARD LEADERSHIP STRUCTURE
BOARD MEETINGS, COMMITTEES AND COMPENSATION
ROLE OF THE BOARD IN RISK OVERSIGHT
COMPENSATION OF DIRECTORS
2009 Director Compensation Table
DIRECTOR NOMINATIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
Market Capitalization as of December 31, 2009 (in billions)
Revenues for the Most Recently Completed Fiscal Year (in millions)
Growth Rate for the Most Recently Completed Three Year Period
Net Income as a Percentage of Revenues for the Most Recently Completed Fiscal Year
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY OF EXECUTIVE COMPENSATION
2009 Summary Compensation Table
2009 Grants of Plan-Based Awards
Outstanding Equity Awards At December 31, 2009
Outstanding Equity Awards at December 31, 2009
RELATED PERSONS TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 2 APPROVAL OF THE 2010 INCENTIVE COMPENSATION PLAN
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER COMMUNICATIONS
TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS
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